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Filed pursuant to Rule 424(b)(2)
Registration No. 333-86288

Prospectus Supplement
(To Prospectus dated August 29, 2002)

STOLT OFFSHORE S.A.

29,900,000 Common Shares

$2.20 per share

This prospectus supplement relates to an offering of up to 29,900,000 new Common Shares with a par value of $2.00 per Common Share. We are extending this offering (i) to holders in certain jurisdictions ("Eligible Offerees") of our Common Shares and American Depositary Shares, each representing one Common Share ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), registered as such at 5:59 p.m. (New York City time) on January 20, 2004 (the "Record Date"), whether or not such persons continue to hold Common Shares or ADSs, excluding Stolt-Nielsen S.A. ("SNSA"), investors in the private placement of Common Shares we completed on February 13, 2004 (the "Private Placement") and their respective affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

The Eligible Offerees who validly subscribe in the offering will receive (i) one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit as of the Record Date and (ii) if and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these allocations to Eligible Offerees, the remaining Common Shares may be allocated to other subscribers (either in the form of Common Shares or ADSs) on a pro rata basis, as provided in "The Offering—The Offering and Allocation" in this prospectus supplement.

The offer period for the new Common Shares and ADSs offered pursuant to this prospectus supplement commences on May 13, 2004 and lasts until 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended one or more times at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

The new Common Shares will be listed in Norway on Oslo Børs and the new ADSs will be listed in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new Common Shares and new ADSs will be listed and that trading in such new Common Shares and the new ADSs will commence, on Oslo Børs and the Nasdaq National Market, respectively, on or about June 1, 2004 and June 2, 2004, respectively.

Our outstanding Common Shares are listed on Oslo Børs under the symbol "STO" and our outstanding ADSs are listed on the Nasdaq National Market under the symbol "SOSA." The last reported sale price on May 10, 2004 of our Common Shares was NOK 16.30 per share on Oslo Børs and of our ADSs was $2.25 per share ADS on the Nasdaq National Market. The new Common Shares and new ADSs are being offered by us at a discount of approximately 7% and 2%, respectively, to such last reported sales prices. See "Background to the Offering."

We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

Investing in our Common Shares and ADSs involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offer price is $2.20 per Common Share or ADS. We estimate the net proceeds to us from this offering will be approximately $60 million, after the payment of estimated expenses of this offering, assuming that 29,900,000 Common Shares are sold in this offering subject to the offering limit.

Delivery of the new Common Shares will be made on or about June 1, 2004, and delivery of the new ADSs will be made on or about June 2, 2004.

The date of this prospectus supplement is May 11, 2004

        This document is provided in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus which contains more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

        This prospectus is intended for use only in connection with offers and sales of Common Shares and ADSs in the United States. Offers and sales outside the United States are being made pursuant to a separate prospectus, which is in a format consistent with the requirements of Oslo Børs and has been reviewed by and filed with Oslo Børs.

        No person is authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any purchase or sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof nor that the information in this document is correct as of any time subsequent to its date.

        Unless otherwise specified or unless the context otherwise requires, references in this prospectus supplement to "$" are to the U.S. dollar and "NOK" are to the Norwegian kroner.

CERTAIN RESTRICTIONS

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this prospectus supplement and accompanying prospectus and this offering may, in some jurisdictions, be restricted by law, and this prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares or ADSs, of any such restrictions.

        This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

For investors in the United Kingdom

        The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our

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shareholders of which postal addresses are known to us and will also be posted on our website
(http://www.stoltoffshore.com). Any shareholders or subscribers in any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on the acquisition of shares and other securities. Copies of this prospectus are available to the public in the United Kingdom, free of charge, from the address set out on the back of this prospectus.

For investors in Switzerland

        This prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares or ADSs being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares and ADSs being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares or ADSs. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

For investors in Germany

        The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares or the ADSs is being conducted in Germany. Any offer or sale of the Common Shares or ADSs in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares or ADSs.

For investors in Sweden, Denmark and Luxembourg

        This prospectus supplement is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from the Norwegian Central Securities Depositary, Verdipapirsentralen ("VPS"), at 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus supplement, accompanying prospectus and the documents incorporated by reference in this prospectus supplement may include "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or (the "U.S. Securities Act"), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"). These statements relate to our expectations, beliefs, intentions or strategies regarding the future. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "should," "seek," and similar expressions.

        The forward-looking statements that we make reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors, including those discussed in this prospectus supplement, particularly under "Risk Factors" in this prospectus supplement and in Item 5. "Operating and Financial Review and Prospects," Item 6. "Directors, Senior

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Management and Employees," Item 7. "Major Shareholders and Related Party Transactions," Item 8. "Financial Information," Item 10. "Additional Information" and Item 11. "Quantitative and Qualitative Disclosures about Market Risk" contained in our Annual Report on Form 20-F incorporated by reference into this prospectus supplement.

        The following factors, and others which are discussed in our public filings with the U.S. Securities and Exchange Commission (the "SEC") including our Annual Report on Form 20-F, are among those that may cause actual and future results and trends to differ materially from our forward-looking statements:

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  the limited sources available to fund our ongoing operations, the level of our indebtedness, operating restrictions contained in our financing arrangements, our ability to comply with financial and other covenants in our financing agreements, our ability to refinance our indebtedness on acceptable terms as it comes due and the impact of floating interest rates on our debt service costs;

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  our ability to deliver fixed price projects in accordance with customer expectations and the parameters of our bids and avoid cost overruns;

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  our ability to collect receivables, negotiate variation orders and collect the related revenues;

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  capital expenditures by oil and gas companies;

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  oil and gas prices;

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  delays or cancellation of projects included in our backlog;

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  general economic conditions and competition in the industries and markets in which we operate;

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  prevailing prices for our products and services;

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  the loss of, or deterioration of our relationship with, any significant customers;

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  the outcome of legal proceedings or governmental inquiries;

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  uncertainties inherent in operating internationally, including economic, political and social instability, boycotts or embargoes, labor unrest, changes in foreign governmental regulations, corruption and currency fluctuations;

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  liability to third parties for the failure of our joint venture partners to fulfill their obligations;

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  changes in, or our failure to comply with, applicable laws and regulations;

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  cost and availability of raw materials;

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  operating hazards, including spills, environmental damage, personal or property damage and business interruptions caused by weather, mechanical failures or human error;

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  the impact of accounting for projects on a "percentage-of-completion" basis, which could reduce or eliminate reported profits;

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  adverse weather conditions;

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  our ability to keep pace with technological changes; and

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  other factors which are described from time to time in our public filings with the SEC.

        Many of these factors are beyond our ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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ANNEX A    Common Share Subscription Form
ANNEX B    ADS Subscription Form

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are subject to the informational reporting requirements of the U.S. Exchange Act applicable to foreign private issuers, and we file reports and other information with the SEC in accordance with these requirements. You may read and copy these reports and other information at the public reference facilities maintained at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a homepage on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

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  Annual Report on Form 20-F for the year ended November 30, 2003, filed with the SEC on May 11, 2003;

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  Report on Form 6-K, containing our financial results for the first quarter ended February 29, 2004, filed with the SEC on April 23, 2004; and

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  any future Reports on Form 6-K that indicate they are incorporated into the registration statement of which this prospectus supplement forms a part and any future Annual Reports on Form 20-F that we may file with the SEC under the U.S. Exchange Act until we sell all of the securities that may be offered through this prospectus supplement or we file a post-effective amendment indicating that this offering has been terminated.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, copies of any documents that we have incorporated by reference into this prospectus supplement, other than exhibits that are incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us. Any requests should be directed to:

Julian Thomson Stolt Offshore M.S. Ltd. Dolphin House Windmill Road Sunbury-on-Thames Middlesex TW16 7HT England Tel: (44) 1932-773-720

        In addition, we furnish to Citibank, N.A., as Depositary under our Amended and Restated Deposit Agreement, dated July 2, 2002, copies of all reports required to be filed by us with the SEC under the U.S. Exchange Act, including our annual reports. We are also required under the Amended and Restated Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of Common Shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at our expense, of such notices, other reports and communications to all holders of ADSs.

SUMMARY

        This summary highlights selected information about us and this offering contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all the information that you should consider before investing in our Common Shares or ADSs. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. In this prospectus supplement, unless otherwise noted, "we," "our," "us," and "Stolt Offshore" refer to Stolt Offshore S.A. and, unless the context otherwise requires, our consolidated subsidiaries.

Business Overview

        We are one of the largest offshore services contractors in the world in terms of revenue. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. We have operated in more than 70 countries worldwide and, as of November 30, 2003, were operating in 21 countries.

        Stolt Offshore is organized as a "Société Anonyme Holding" under the laws of the Grand Duchy of Luxembourg. Our principal executive offices are c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT England, telephone number +44 (0)1932-773-700.

Our Mission and Strategy

        Our mission is to design, procure, fabricate, install and maintain complete subsea pipeline and riser systems for the global offshore oil and gas industry.

        Our strategy has three principal elements:

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  focus on our capabilities in the design, installation and maintenance of subsea construction and installation of umbilical, riser and flowline ("SURF") systems in deep water and harsh environments;

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  deliver conventional services comprised of engineering in shallow water environments where doing so is complementary to our deep water SURF business; and

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  selectively engage in underwater inspection, maintenance and repair ("IMR") services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments.

THE OFFERING

General
Issuer	Stolt Offshore S.A.
Common Shares Offered in This Offering	Up to 29,900,000 new Common Shares, including Common Shares represented by new ADSs.
Common Shares Issued After This Offering	191,389,487 Common Shares (based on the number of Common Shares issued as of the date of this prospectus supplement, including 879,121 Common Shares held as treasury shares), assuming that 29,900,000 Common Shares are sold in this offering subject to the offering limit.
The Offering	We are extending this offering (i) to Eligible Offerees of our Common Shares and ADSs, as of the Record Date, whether or not such persons continue to hold Common Shares or ADSs, excluding SNSA, investors in the Private Placement and their affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.
The Eligible Offerees who validly subscribe in the offering will receive (i) one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit as of the Record Date and (ii) if and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these allocations to Eligible Offerees, the remaining Common Shares may be allocated to other subscribers on a pro rata basis (either in the form of Common Shares or ADSs), as provided in "The Offering—The Offering and Allocation" in this prospectus supplement.
Record Date	5:59 p.m. (New York City time) on January 20, 2004.
Use of Proceeds	We intend to use the net proceeds from this offering as follows:
• 50% of the gross proceeds of this offering will be used to prepay amounts under our amended $440 million secured multi-currency revolving loan facility agreement, dated September 22, 2000, to which Stolt Comex Seaway Finance B.V. as borrower and we as guarantor are parties (the "$440 Million Credit Facility") in accordance with its terms; and
• the remainder will be used for general corporate purposes, which may include capital expenditures and scheduled debt repayments.
See "Use of Proceeds."

Risk Factors	See "Risk Factors" beginning on page S-8 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Common Shares or ADSs.
Subscription Entitlement	The entitlement of Eligible Offerees to subscribe in this offering is non-transferable.
Holders of Common Shares:
Offer Price for the New Common Shares
$2.20 per Common Share. Subscribers for Common Shares through the Norwegian Central Securities Depositary, Verdipapirsentralen ("VPS"), will be required to pay the offer price in Norwegian kroner. The determination of the NOK equivalent of the offer price will be made by the Receiving Agents on the day before the date of allocation of the Common Shares, based on the NOK/U.S. dollar exchange rate on such date quoted by Norges Bank.
Offer Period for the New Common Shares
The offer period commences on May 13, 2004 and lasts until 5:00 p.m. (New York City time), on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.
Subscription Procedures for the New Common Shares
Subscriptions for new Common Shares must be made on the subscription form (the "Common Share Subscription Form") attached as Annex A to this prospectus, copies of which may be obtained from the Receiving Agents. Accurately completed Common Share Subscription Forms must be received by the Receiving Agents by 5:00 p.m. (New York City time), on May 25, 2004. The Receiving Agents have discretion to refuse to accept any improperly completed, delivered or executed Common Share Subscription Form or any subscription which may be unlawful.

When subscribing for new Common Shares, each subscriber must provide on the Common Share Subscription Form a one-time authorization to debit a specified bank account with a Norwegian bank for the amount (in Norwegian kroner) payable by the subscriber for the new Common Shares allocated to such subscriber. The amounts are expected to be debited on or about May 26, 2004. Subscribers not having a Norwegian bank account must ensure that payment for the new Common Shares allocated to such subscriber is made on or before 11 p.m. (Norwegian time) or 5:00 p.m. (New York City time) on May 24, 2004 with cleared funds and should contact the Receiving Agents in this respect.

Once received, the completed Common Share Subscription Form is irrevocable and may not be withdrawn, cancelled or modified.
We provide more detailed instructions on how to subscribe for new Common Shares under "The Offering—Offering of Common Shares."
Delivery of the New Common Shares	We expect the new Common Shares subscribed for in this offering to be transferred to the VPS accounts of the purchasers on or about June 1, 2004.
Listing and Trading of the New Common Shares
The new Common Shares will be listed in Norway on Oslo Børs. Barring unforeseen circumstances, we expect that the new Common Shares will be listed and that trading in such new Common Shares will commence on Oslo Børs on June 1, 2004. Our Common Shares are listed on Oslo Børs under the symbol "STO."
ISIN for the New Common Shares	LU0075646355
Receiving Agents for the New Common Shares	ABG Sundal Collier Norge ASA and Pareto Securities ASA
Holders of ADSs:
Offer Price for the New ADSs
$2.20 per ADS. In order to subscribe for new ADSs, you must pay to Citibank N.A., the ADS Subscription Agent, the offer price of $2.20 per ADS. If the amount paid to the ADS Subscription Agent is insufficient to pay the offer price for the number of ADSs you have indicated, you will be allocated the number of ADSs to which the amount paid corresponds, rather than the number of ADSs indicated on the subscription form for new ADSs (the "ADS Subscription Form"). If the amount deposited with the ADS Subscription Agent is more than the amount required to cover the offer price of the new ADSs, the ADS Subscription Agent will refund to you the excess amount without interest.
Offer Period for the New ADSs
The offer period commences on May 13, 2004 and lasts until 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

Subscription Procedure for the New ADSs
If you hold ADSs directly, you may subscribe for new ADSs by delivering a properly completed ADS Subscription Form, attached as Annex B to this prospectus, and payment in full of the offer price for the new ADSs being purchased to the ADS Subscription Agent prior to 5:00 p.m. (New York City time) on May 25, 2004, unless extended at our discretion.

If you hold ADSs through The Depository Trust Company ("DTC"), you may subscribe for new ADSs by timely delivering to the ADS Subscription Agent completed subscription instructions through DTC's PSOP Function using the "agent subscriptions over PTS" procedure accompanied by payment in full of the offer price for the new ADSs.

If you are a beneficial owner of ADSs and wish to subscribe for new ADSs, you should timely contact your banker, broker or other securities intermediary through which you hold ADSs to arrange for the subscription for new ADSs and to arrange for payment of the offer price for the new ADSs.
The subscription for new ADSs is irrevocable and may not be withdrawn, cancelled or modified.
We provide more detailed instructions on how to subscribe for new ADSs under "The Offering—Offering of ADSs."
Listing and Trading
We intend to list the new ADSs in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new ADSs will be listed and that trading in such new ADSs will commence on the Nasdaq National Market on June 2, 2004. Our outstanding ADSs are traded on the Nasdaq National Market under the symbol "SOSA."
ADS Subscription Agent	Citibank N.A.
Depositary for ADSs	Citibank N.A.
Information Agent	Morrow & Co., Inc.
Delivery of New ADSs	Citibank N.A., as Depositary, will deliver new ADSs subscribed in the offering as soon as practicable after receipt of the Common Shares by the Depositary's custodian.

EXPECTED TIMETABLE

Timetable for the new Common Shares:
Commencement of offer period	May 13, 2004
End of offer period Common Shares—5:00 p.m. (New York City time)	May 25, 2004
Allocation of new Common Shares	May 26, 2004
Debit bank accounts with Norwegian banks	May 26, 2004
New Common Shares issued on or about	May 28, 2004
New Common Shares delivered to the subscribers' VPS accounts on or about	June 1, 2004
Listing and first day of trading of new Common Shares on Oslo Børs on or about	June 1, 2004
Timetable for the new ADSs:
Commencement of offer period	May 13, 2004
End of offer period—5:00 p.m. (New York City time)	May 25, 2004
Allocation of new ADSs on or about	June 2, 2004
Listing and first day of trading of new ADSs on the Nasdaq National Market	June 2, 2004

        We may, in our sole discretion, extend the offer period one or more times and adjust the dates and times for allocation, notice of allocation and payment accordingly. However, in no event will the offer period expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we should determine to extend the offer period and adjust dates or times, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on the next business day after the previously scheduled expiration date.

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as other information set forth in this prospectus supplement, accompanying prospectus and the information incorporated by reference into this prospectus supplement. This discussion of risk factors is not comprehensive and you should make your own analysis of the risks associated with an investment in our Common Shares and ADSs.

        You should carefully consider the following factors and the other information contained in this prospectus supplement, including the information incorporated by reference into this prospectus supplement. The following is a summary of the risks that may affect some or all of our activities and which may make an investment in our securities one of high risk. This list is not exhaustive. If any of the events described below occurs, our business, financial condition or results of operations could be materially adversely affected.

Financial Risks

  We have limited sources available to fund ongoing operations.

        We raised approximately $100 million through a private placement of 45,500,000 of our Common Shares to certain investors, which was completed on February 13, 2004 (the "Private Placement"). We used $30 million to pay down indebtedness under our existing credit facility agreements, which consist of a $440 million secured multi-currency revolving credit facility, a $55 million credit facility and $45 million guarantee facility, a $44 million secured guarantee facility and a $28 million secured reimbursement agreement (our "Existing Credit Facility Agreements"). For further information regarding our Existing Credit Facility Agreements, see Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement. We have no other borrowing facilities under which we can borrow, and we have limited ability to pledge assets to secure new credit facilities. SNSA has indicated that it can no longer provide financial support to us beyond its existing guarantees of certain of our outstanding performance bonds, bid bonds, advance payment bonds, guarantees or standby letters of credit in respect to performance obligations (we refer to these as, "bank guarantees"). In addition, our new $100 million secured bank guarantee facility, dated February 12, 2004, (the "New Bonding Facility"), which provides us with $100 million of new bonding capacity, as a condition of its availability, requires us to maintain in a restricted account (which we refer to as Lock Box 1) cash amounts equal to 50% of all bank guarantees under the facility. We are also required to deposit all other cash in excess of $75 million into another restricted account (which we refer to as Lock Box 2). This is cash that secures our obligations under the bank guarantees and cannot be used in our operations without bank consent. See Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement. Therefore, our only readily available funds for our ongoing operations are the available borrowings under our Existing Credit Facility Agreements, which are fully drawn and expected to remain fully drawn, our cash on hand and cash flows from operations going forward in excess of the amount that we are required to maintain in the restricted cash account. As of April 30, 2004, we had $63.0 million that was unrestricted cash on hand. Additionally, at such date $0.3 million was deposited in Lock Box 1 and $136.0 million was deposited in Lock Box 2. Although we believe that we will have sufficient sources of funds to finance our ongoing operations and pay our obligations as they come due through the end of fiscal year 2004, we need to arrange for additional sources of funding to finance our ongoing operations by refinancing our debt, selling assets or through sales of our equity. Our recent history of losses and current financial situation are likely to make it more challenging for us to obtain funding from external sources. For further information about our contractual obligations and other commercial commitments, see Item 5. "Operating and Financial Review and Prospects—Cash Requirements, Contractual Obligations and

Commercial Commitments" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement.

  If we cannot obtain additional new bonding facilities, our ability to win new business will be constrained.

        In the ordinary course of our business, our customers require that we provide bank guarantees in support of our obligations and the obligations of our subcontractors under our project agreements. Pursuant to such bank guarantees, if we or our subcontractors fail to perform our obligations under our project agreements, subject to the terms and conditions of those agreements, our customers can draw on the bank guarantees. If we cannot provide these bank guarantees, potential customers may be unwilling to do business with us with respect to the major projects that constitute a significant portion of our business.

        In fiscal year 2003, $102.7 million of bank guarantees were issued in support of our projects. Since the fourth quarter of fiscal year 2002, our financial difficulties have made it difficult for us to obtain additional bank guarantee capacity. In some cases, guarantee providers required that SNSA provide guarantees or collateral for our obligations under bank guarantees. SNSA has indicated to us that it is not willing to provide such support in the future. If we continue to have financial problems, it will be very difficult for us to obtain the bank guarantees we need to operate our business going forward.

        Our New Bonding Facility provides us with $100 million of new bonding capacity. We believe that this will be sufficient to provide the bank guarantees that we expect to need in fiscal year 2004, although we expect that we will need to secure additional bonding facilities for fiscal year 2005 and beyond. We have limited readily available sources of additional bonding capacity. If we need additional bonding capacity in fiscal year 2004 or beyond, we will have to negotiate for it on a case-by-case basis. Such additional bonding capacity may not be available at all or it may only be available if we provide cash collateral for all or a substantial portion of the amount of the bonds. Our New Bonding Facility restricts the amount of our assets that we would have available to pledge as collateral. Additionally, our recent history of losses and our financial condition will make it more challenging to arrange any additional bonding facilities and will likely result in less favorable terms than would be available to our competitors who have greater financial strength. If we cannot arrange additional bonding capacity beyond our New Bonding Facility, we may not be able to win the type of business that we are targeting.

  Our level of debt may constrain our operations.

        As of November 30, 2003, we had an aggregate of $437 million of debt outstanding. Following the Private Placement and the issuance of 22,727,272 new Common Shares to SNTG in consideration for the cancellation of debt owed by us to SNTG (which we refer to as the "Debt Conversion"), which was completed on April 20, 2004, as of April 30, 2004, we had approximately $330 million of debt outstanding. We remain highly leveraged, particularly in comparison with our principal competitors. Our debt levels may make it more challenging for us to obtain additional financing and arrange bank guarantee capacity in the future on terms that we believe are acceptable. Our high debt level could make it more difficult for us to refinance our outstanding debt and/or obtain funds for working capital, capital expenditures, bonding facilities, product and service development and general corporate purposes, to utilize cash flow from operations for purposes other than debt service, and to overcome seasonal or other cyclical variations in our business. Of our debt, $36.5 million is due in fiscal year 2004, $278.5 million in fiscal year 2005 and the remaining $15.0 million falls due in fiscal year 2006. As our existing indebtedness becomes due, we may be required to reduce or delay capital expenditures, sell assets or businesses at unanticipated times and/or on unfavorable prices or other terms, or to seek additional equity capital or to further restructure or refinance our debt. We may not be able to refinance our debt on terms acceptable to us, if at all. These measures may not be successful or they may be inadequate to meet our debt and other obligations.

        Additionally, the terms of our Existing Credit Facility Agreements, as amended by an intercreditor override and security trust deed, dated February 12, 2004, to which we and certain of our subsidiaries are parties (the "Intercreditor Deed"), and our New Bonding Facility contain certain requirements and restrictions related to our ongoing operations that limit our ability to operate our business. These provisions include:

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  covenants that require us to maintain specified levels of consolidated tangible net worth, to limit the ratio of consolidated debt to consolidated tangible net worth, and, for the fiscal quarter ending November 30, 2004 only, to limit the ratio of consolidated debt to earnings before interest, tax, depreciation and amortization ("EBITDA"), as defined in such agreements;

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  limitations on our ability to make capital and other expenditures and to acquire or dispose of businesses and assets;

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  a prohibition on making dividends or other distributions to our shareholders;

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  restrictions on our ability to incur other indebtedness to fund our operations;

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  restrictions on our ability to pledge assets to secure new bonding facilities or other indebtedness;

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  a requirement to maintain certain amounts in restricted cash accounts as security for these facilities; and

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  requirements that we raise net proceeds from asset sales of certain amounts and use a certain portion of these proceeds for the pre-payment of our obligations under the Existing Credit Facility Agreements. For further information regarding the Existing Credit Facility Agreements, see Item 5. "Operating and Financial Review and Prospects" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement.

        If we fail to satisfy these requirements, we could be in breach of our Existing Credit Facility Agreements, as amended by the Intercreditor Deed and our New Bonding Facility, unless our creditors agree to waive such defaults or amend our obligations under our credit agreements. If we were to default under our New Bonding Facility or our Existing Credit Facility Agreements, our lenders could exercise their remedies under those agreements, which could have a material adverse effect on us. See "—We are at risk of failing to satisfy the financial covenants contained in our primary credit facilities" and "—Our restructuring efforts may not be successful" below.

  We are at risk of failing to satisfy the financial covenants contained in our primary credit facilities.

        Our principal credit facilities are our Existing Credit Facility Agreements, as amended by the Intercreditor Deed, and our New Bonding Facility. These facilities contain revised financial and other covenants, which we believe are based on reasonable assumptions that more appropriately reflect our business and our prospects going forward. Throughout fiscal year 2003, however, we experienced significant and unanticipated adverse developments on major projects. These adverse developments caused us to be unable to comply with the financial covenants that were then contained in our Existing Credit Facility Agreements. We continued to experience unexpected adverse developments on our Sanha Bomboco and Bonga projects in the first quarter of fiscal year 2004. This recent experience highlights the risk that our ability to maintain compliance with the financial and other covenants contained in our New Bonding Facility and our Existing Credit Facility Agreements, as revised by the Intercreditor Deed, is subject to adverse changes in our financial condition, results of operations and cash flows, including as a result of all the risk factors identified in this Report. Therefore, it is possible that we may require further amendments or waivers in the future, which may not be possible depending on our financial condition and the willingness of our banks to grant such waivers. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for a description of the material terms of our Existing Credit Facility Agreements, the Intercreditor Deed and our New Bonding Facility.

        If we cannot satisfy the requirements of, or obtain waivers from the requirements of, our Existing Credit Facility Agreements, as amended by the Intercreditor Deed, and our New Bonding Facility, we could be in default and our creditors could exercise their remedies under those agreements, including requiring immediate repayment of all amounts then outstanding under our Existing Credit Facility Agreements or terminating our ability to issue bonds and guarantees under our New Bonding Facility, or to take control of and sell all or a portion of the assets that serve as collateral for those facilities to the extent necessary to pay the amounts owed to the lenders. A significant amount of our assets, including our most important ships and the shares of our most significant subsidiaries, have been pledged as collateral for the borrowings under our Existing Credit Facility Agreements and our New Bonding Facility. We expect that we would not be able to repay our obligations under our Existing Credit Facility Agreements unless alternative sources of financing could be arranged. We also expect that we would not be able to pursue substantial amounts of our targeted business if we no longer had access to our New Bonding Facility. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for a description of the material terms of our Existing Credit Facility Agreements, the Intercreditor Deed and our New Bonding Facility, including the collateral arrangements.

        Certain actions or events undertaken by or affecting SNSA and SNTG can result in a default under certain of our facilities that are guaranteed by SNSA and SNTG.

        SNSA and SNTG jointly and severally have provided: (i) bank guarantees of $45 million issued under the guarantee portion of the $55/45 million Credit/Guarantee Facility; (ii) bank guarantees of $23 million issued under the $44 Million Guarantee Facility; (iii) a bank guarantee of $28 million in respect of the $28 million Reimbursement Facility, and (iv) other bank guarantees totalling $4.8 million. Certain actions or events undertaken by or affecting SNSA or SNTG can result in a default under these facilities, including incurrence of liens (other than permitted liens), insolvency and failure to comply with final court orders. A default by SNSA or SNTG under one of their credit agreements, however, would not constitute a default under the foregoing facilities. Any actions or events undertaken by or affecting SNSA or SNTG are outside of our control. If, as a result of an action undertaken by or affecting SNSA or SNTG, a default should occur, these facilities may not be available to us. Additionally, if there is a default under any of these facilities, such default could result in defaults in our other Existing Credit Facility Agreements enabling the creditors to exercise their remedies, including acceleration of the debt. If such debt was accelerated, we would not be able to repay it unless we could arrange for alternative financing.

        As the aforesaid underlying guarantees are released, the guarantees provided by SNSA and SNTG will continue as guarantees of our New Bonding Facility. However, a default by SNSA or SNTG as described above will not result in a cross-default under the terms of our New Bonding Facility.

        If a customer draws on a bank guarantee issued in support of our project obligations, we would be required to reimburse the issuer of the bank guarantee.

        Our clients may require bank guarantees to be issued in their favor in respect of our project obligations, which is customary for engineering and construction companies. These bank guarantees are provided by banks and other financial institutions. Our clients could demand payment under a bank guarantee if we fail to perform our project obligations. If a bank guarantee were to be called, we would be required to reimburse the guarantee provider for the amount paid to the client. Our ability to arrange for the provision of bank guarantees is dependent on our ability to maintain a sufficiently sound financial condition to support these bonds and guarantees.

        As of April 30, 2004, guarantee providers had issued bank guarantees on our behalf in an aggregate amount of approximately $271.6 million. On February 12, 2004, we entered into the New Bonding Facility providing for the issuance of up to $100 million of bank guarantees. However, we anticipate that we will need to arrange for the provision of higher levels of bank guarantees to support our operations in the future. If we are unable to secure additional bonding facilities on terms satisfactory to us, we may not be able to secure future work.

  Our restructuring efforts may not be successful.

        Our new senior management team has reviewed our operations and projects and already taken a number of actions to improve our performance going forward, including:

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  adoption of new policies and procedures in connection with our tendering practices and contract terms;

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  significant management changes across the Company;

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  significant organizational and personnel changes in our Africa, the Mediterranean and the Caspian ("AFMED") region;

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  realignment of our operating structure from a product focus to a regional focus; and

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  divestiture of certain non-core assets.

        Our Existing Credit Facility Agreements and New Bonding Facility require that we raise aggregate net proceeds of at least $50 million by May 31, 2004 and $75 million by August 31, 2004 from our planned divestitures. Although we expect to be able to satisfy these requirements, we will depend on the proceeds of these asset sales not only to reduce our debt, but also to meet our liquidity needs (to the extent that our Existing Credit Facility Agreements permit us to retain such proceeds). We cannot assure you that we will be able to divest these businesses' assets on terms acceptable to us, or within time frames that are required by our lenders. If we are unable to complete these divestitures in accordance with our plans, we would be in breach of our Existing Credit Facility Agreements and/or New Bonding Facility and will likely be unable to reduce our debt significantly in the near term. Additionally, if we cannot implement our new strategy, or if our strategy proves to be unsuccessful, our financial condition, results of operations and cash flows would be adversely affected.

        Our latest forecast for fiscal year 2004 indicate that there will be a narrow margin of compliance with the debt to EBITDA ratio covenant at the end of the fourth quarter of fiscal year 2004. Our ability to remain within our covenants at the second and third quarters of fiscal year 2004 is dependent on (i) our operating performance, (ii) the successful completion of the Subsequent Issue during the second quarter of fiscal year 2004, (iii) our ability to recover variation orders and claims from customers where additional contract costs are incurred and (iv) the success of our plans to divest certain assets and businesses.

        Recent net losses and liquidity problems have and may continue to have an adverse effect on our business.

        We have experienced significant net losses in recent years including $418.1 million in fiscal year 2003, $151.9 million in fiscal year 2002, $14.2 million in fiscal year 2001 and $34.4 million in fiscal year 2000. Additionally, we have experienced significant liquidity problems in fiscal year 2003. By the end of the third quarter of fiscal year 2003, we had fully borrowed all available funds under our Existing Credit Facility Agreements. SNSA had also informed us that, because of its own financial situation, it would not be in a position to provide additional financial support to us beyond the support that it had previously provided. Consequently, in the third quarter of fiscal year 2003, we explored ways to generate cash in addition to cash from our operations and sold certain foreign currency forward hedging contracts to raise gross proceeds of approximately $28.1 million. Since the third quarter of fiscal year 2003, local banks from whom we had borrowed an aggregate amount of $51.5 million to fund our operations in various jurisdictions on an uncommitted basis demanded repayment of our borrowings. As of April 30, 2004, we have approximately $6 million in local bank facilities still available.

        We cannot assure you that we will ever return to profitability. We believe that our recent history of losses and liquidity problems have created operating and financial difficulties that may have a continuing adverse effect on our business. These adverse effects may include:

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  the loss of new projects because our customers lack of confidence in our financial strength;

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  customers' requirements for more onerous terms for project contracts, including the need to post performance and other bonds to secure obligations in amounts exceeding historic requirements, and the withholding of payments due to us as a means of securing our project performance obligations;

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  our inability to source materials, goods and services from suppliers on satisfactory terms;

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  difficulties in retaining and attracting a skilled workforce;

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  significant distraction of senior management time and attention to resolving financial issues instead of managing ongoing operations; and

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  difficulties in arranging new and increased bonding facilities that are essential for the growth of our business.

        Our use of the "percentage-of-completion" method for accounting for projects could result in a reduction or elimination of previously reported profits.

        Substantially all of our projects are accounted for on the "percentage-of-completion" method, which is standard for our industry and in compliance with U.S. GAAP. Under the percentage-of-completion method, estimated contract revenues are accrued based on the ratio of costs incurred to date to the total estimated costs, taking into account the level of physical completion. Estimated contract losses are recognized in full when determined. Contract revenues and total cost estimates are reviewed and revised periodically as work progresses and as variation orders are approved, and adjustments based on the percentage of completion are reflected in contract revenues in the reporting period when these estimates are revised. To the extent that these adjustments result in a reduction or elimination of previously reported contract revenues, we would recognize a charge against current earnings that may be significant depending on the size of the project or the adjustment.

        If we are not able to make reasonably dependable estimates, we would not be able to use the "percentage-of-completion" method for accounting for long-term contracts.

        In fiscal year 2003, our inability to recover unanticipated costs on major projects resulted in an unanticipated adverse impact of $216.0 million on our net loss for the year in respect of significant revisions to estimates. In fiscal year 2002, the unanticipated negative impact was $58.8 million. Under U.S. GAAP, the "percentage-of-completion" method of accounting for long-term contracts can be used as long as we can make reasonably dependable estimates of progress toward completion of such contracts, of contract revenues and contract costs. If we were not able to make reasonably dependable estimates, we would be obliged to use the "zero-estimate-of-profit" method or the "completed contract" method. Under the "zero-estimate-of-profit" method, we would not recognize any profit before a contract is completed. Under the "completed contracts" method, all costs, revenues and profits are accumulated in balance sheet accounts until project completion. In order to centralize our expertise on making estimates of contract revenues and contract costs, we have established a separate estimating department in the AFMED region. If, despite these measures, we continue to experience adverse developments in the AFMED region, we may not be able to establish that we can develop reasonably dependable estimates of our progress toward completion of such contracts, contract revenues and contract costs. If we are unable to continue to use the "percentage-of-completion" method of accounting, our earnings may be materially adversely impacted, resulting in, among other things, a potential default under our Existing Credit Facility Agreements.

  Our ability to service indebtedness and fund our operations depends on cash flows from our subsidiaries.

        As a holding company, our principal assets consist of our direct or indirect shareholdings in our subsidiaries. Accordingly, our ability to make required payments of interest and principal on our indebtedness and funding of our operations are affected by the ability of our operating subsidiaries, the principal source of cash flow, to transfer available cash to us. The inter-company transfer of funds (by way of dividends, inter-company loans or otherwise) may be restricted or prohibited by legal requirements applicable to the respective subsidiaries and their directors, especially when our liquidity or financial position is uncertain. We will not have access to these funds until the capital of such subsidiaries has been increased.

        We are currently the subject of an informal SEC inquiry and could be adversely affected if the inquiry results in action by the SEC.

        We have been informed by the SEC that it is conducting an informal inquiry into our revenue recognition policies and practices with respect to claims and variation orders. The SEC has requested that we voluntarily produce information and documents in response to the inquiry, and we are cooperating fully with the SEC. If this inquiry becomes a formal investigation, we could be harmed by negative publicity, additional costs to respond to the investigation, the diversion of management time and other negative effects. In particular, the existence of such an inquiry or investigation could adversely impact our attempts to raise additional financing by making such financing unavailable to us on reasonable terms. Any adverse finding by the SEC could lead to monetary fines and other penalties and may require us to restate our financial results for prior periods.

Operational Risks

  Unexpected costs may adversely affect the amount we realize from fixed-price contracts.

        A significant proportion of our business is performed on a fixed-price or turnkey basis. In fiscal years 2003, 2002 and 2001, approximately 87%, 88% and 72%, respectively, of our revenue was derived from fixed-price contracts. Long-term fixed-priced contracts, most of which are awarded on a competitive bidding basis, are inherently risky because of the possibility that we might incur costs that we did not expect at the time of bidding, including the cost of satisfying post-completion warranty obligations. The net effect of significant revisions on major contracts was a net loss of $216.0 million in fiscal year 2003, net loss of $58.8 million in fiscal year 2002 and net income of $2.4 million in fiscal year 2001. The cost and gross profit realized on such contracts can vary from those expected because of changes beyond our control, including but not limited to:

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  unanticipated technical problems with the equipment we are supplying or developing which may require that we spend our own money to remedy the problem;

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  unanticipated changes in the costs of components, materials or labor;

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  unanticipated difficulties in obtaining required governmental permits or approvals;

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  project modifications and variation orders creating unanticipated costs;

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  delays caused by local weather and soil conditions;

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  suppliers' or subcontractors' failure to perform; and

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  logistics costs.

        These risks are exacerbated if the duration of the project is long-term, where it may be more likely that the circumstances upon which we originally bid and developed a price will change in a manner that increases our costs. Our long-term projects often subject us to penalties if we cannot complete portions of the projects in accordance with agreed-upon time limits.

        We have experienced difficulties resolving claims and variation orders, which have negatively impacted our cash flows and liquidity.

        Many of the delays and cost overruns with respect to our major projects, including those in the AFMED region discussed below, were the subject of claims and variation orders being negotiated with the customers. A "variation order" is a written change to the provisions of a project contract, which may be initiated by either us or our customer, and "claims" are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for customer-caused delays, errors in specifications and designs, contract terminations, variation orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. Throughout fiscal year 2003, we had significant difficulty resolving these claims and variation orders and collecting amounts that we believed were owned to us. At the end of fiscal year 2003 and at the end of the third and second quarters of that year, we recorded $0 million, $89.7 million and $83.4 million, respectively, as receivables and other current assets representing claims and variation orders that were not yet formally agreed with the customer, but which we believed were probable of ultimate collection. These amounts did not include $71.3 million, $138.1 million and $65.9 million of additional claims, respectively, at such period ends, as to which we believed that there was significant doubt about our ability to reach agreement on such claims. The reduction in these amounts at the end of fiscal year 2003 reflects the fact that we were able to achieve agreement with customers on those balances that constituted most of the amount referred to at the end of the second and third quarters of fiscal year 2003. We have now finally settled all outstanding claims on our offshore gas gathering system project (the "OGGS project"), offshore Nigeria for Shell Petroleum Development Company of Nigeria Limited, and a project offshore Egypt executed for the Burullus Gas Company (the "Burullus project"). We had unresolved variation order requests at November 30, 2003, amounting to approximately $71.3 million on three projects, a conventional project offshore Angola for ChevronTexaco (the "Sanha Bomboco project"), a subsea construction, umbilicals, risers and flowlines ("SURF") project in Nigeria jointly with a local partner for Shell Petroleum Development Company of Nigeria Limited (the "Yokri project") and a SURF project offshore Nigeria for Shell Nigeria (the "Bonga project"). In accordance with U.S. GAAP, we have not included this amount in revenues because our customers have not yet agreed to pay these amounts and, the recovery of this amount is not yet considered by us to be probable. If we continue to have difficulty resolving such claims and variation orders for other or future projects, there may be an ongoing material negative impact on our financial condition, cash flows and results of operations.

        We have experienced significant losses on several projects in the AFMED region, particularly in West Africa, which may continue to have an impact on our financial condition and results of operations.

        Execution of projects in our AFMED region has and may continue to put a strain on our financial condition and results of operations. The AFMED region accounted for 49.0% of our revenues in fiscal year 2002 and approximately 46.0% of our revenues in fiscal year 2003. We expect that the AFMED region will comprise an even larger portion of our future revenues. Therefore, problems in our AFMED region will have a significant negative impact on our financial condition and results of operations. Certain projects within the AFMED region have made losses due to, among other things, costs that exceeded our estimates during the tendering process, project execution problems that have caused cost overruns and requirements that we use local subcontractors who, in some cases, have not performed as we expected.

        In fiscal year 2003, our inability to recover unanticipated costs that were the subject of claims and variation orders with respect to the OGGS, Sanha Bomboco, Bonga and Burullus projects resulted in an adverse impact of $190.3 million on our net loss for the year. The financial impact of these issues contributed to our inability to maintain compliance with the financial covenants of our Existing Credit Facility Agreements throughout fiscal year 2003. If we cannot successfully integrate the former operations of ETPM S.A. ("ETPM"), our indirect wholly owned subsidiary, and improve our ability to recover our costs with respect to projects in the AFMED region, we will continue to suffer losses on such projects and these losses will continue to have a significant negative impact on our results of operations and cash flows in the future.

        Political or social instability in the developing countries in which we operate, particularly in the AFMED region, as well as in the SAM and AME regions, could increase our costs and reduce our future growth opportunities.

        A significant portion of our business involves projects in developing or less developed countries that are experiencing or may experience political or social instability. For fiscal year 2003, approximately 51.0% of our net sales came from projects located in Angola, Nigeria, Egypt, Brazil and Indonesia. Even though it is one of the world's largest oil exporters, Nigeria, for example, has had a history of political instability and disorganized society with an internal infrastructure that is neither fully functional nor well maintained and parts of Nigeria regularly experience localized civil unrest and violence. The risk of fraud and political corruption is also increased in such areas where financial controls are not well established and enforced. Unanticipated political events or social disturbances in developing or less developed countries, including labor unrest or terrorist activities, could cause cost overruns on projects for which we are not reimbursed or delays in execution of projects which lead to delayed revenues or potential contractual penalties. For example, in fiscal year 2003 our OGGS project in Nigeria suffered disruption due to a labor strike at a subcontractor's yard and the hijacking of a chartered survey ship. Additionally, to the extent a project is delayed or becomes more costly in a manner that we cannot recover, there would be a negative impact on our financial condition, results of operations and cash flows. This, in turn, could have a negative impact on our compliance with the financial covenants contained in our Existing Credit Facility Agreements or New Bonding Facility. Political or social instability could also inhibit offshore exploration or capital expenditures by our clients. Such instability could also result in fewer new project tenders meeting our criteria thereby reducing growth opportunities for our business.

  Our business is affected by expenditures by participants in the oil and gas industry.

        Demand for our services depends on expenditures by participants in the oil and gas industry and particularly on capital expenditure budgets of the companies engaged in the exploration, development and production of offshore oil and gas. In particular, the oil and gas industry has been consolidating. There are fewer and larger oil and gas companies that control expenditures for the types of services and products that we and our competitors provide. Consequently, these companies have significant market power to dictate the terms of commercial relationships with offshore service providers such as Stolt Offshore. Offshore oil and gas field capital expenditures are also influenced by many other factors beyond our control, including:

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  prices of oil and gas and anticipated growth in world oil and gas demand;

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  the discovery rate of new offshore oil and gas reserves;

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  the economic feasibility of developing particular offshore oil and gas fields;

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  the production from existing producing oil and gas fields;

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  political and economic conditions in areas where offshore oil and gas exploration and development may occur;

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  policies of governments regarding the exploration for, pricing and production and development of their oil and gas reserves; and

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  the ability of oil and gas companies to access or generate capital and the cost of such capital.

  There might be delays or cancellation of projects included in our backlog.

        The dollar amount of our backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts which we have determined are likely to be performed. During the course of a project, the backlog is adjusted to take account of alterations to the scope of work under approved variation orders and contract extensions. Although the backlog represents only business that we consider to be firm, cancellations, delays or scope adjustments have occurred in the past and are likely to occur in the future. For example, one construction project was recently cancelled due to an exploration and appraisal well being found to be dry. In this case, the customer paid our costs as incurred and a cancellation fee was negotiated, but we lost our expected revenue stream. In another case, a construction project was delayed for 12 months as the customer was awaiting planning permission for a gas treatment plant. In this instance, the backlog relating to the project reflected the expected delay in revenue from fiscal year 2003 to fiscal year 2004 and was adjusted to include additional costs as negotiated with the customer. Due to factors outside our control, such as changes in project scope and schedule, we cannot predict with certainty when or if projects included in our backlog will be performed.

  We may be liable to third parties for the failure of our joint venture partners to fulfill their obligations.

        Under some of our project agreements, we may be liable on a joint and several basis to the customer for the performance of the entire contract and any non-performance by our subcontractors or partners in the project is our responsibility. If our project partner or subcontractor in such arrangement fails to fulfill its obligations, we could have to carry the resultant liability toward the customer and would have to rely on our ability to obtain reimbursement from our project partner or subcontractor, for our costs, over and above the reimbursement from the customer, in carrying out such liability. If our partner or subcontractor became insolvent or ceased operations, this might not be possible.

        Our international operations expose us to political and economic instability and other risks inherent in international business, any of which could affect our operating results.

        Our operations in South America, Asia Pacific and the Middle East ("AME") and the AFMED regions are mainly performed in emerging markets such as Angola, Nigeria, Brazil and Indonesia. In total, these regions accounted for 51%, 54% and 49% of our net operating revenue in fiscal years 2003, 2002 and 2001, respectively. Operations in these emerging markets present risks including:

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  economic instability, which could make it difficult for us to anticipate future business conditions in these markets;

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  political instability, which could discourage investment and complicate our dealings with governments;

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  boycotts and embargoes that may be imposed by the international community on countries in which we operate;

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  requirements imposed by local governments that we use local suppliers or subcontractors which may not be able to perform as required;

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  labor unrest, particularly in Nigeria and Angola where our large workforces are prone to strike action;

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  disruptions due to civil war, terrorist activities, election outcomes, shortage of commodities, power interruptions or inflation;

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  the imposition of unexpected taxes or other payments on our revenues in these markets; and

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  the introduction of exchange controls and other restrictions by foreign governments.

  Our results may fluctuate due to adverse weather conditions.

        Over the past three years, a substantial portion of our revenue has been generated from work performed in the North Sea and North America, accounting for approximately 39%, 36% and 48% of our revenues in fiscal years 2003, 2002 and 2001, respectively. Adverse weather conditions during the winter months in these regions usually result in low levels of activity. Additionally, during certain periods of the year, we may encounter adverse weather conditions such as hurricanes or tropical storms in the Gulf of Mexico. During periods of curtailed activity due to adverse weather conditions, we continue to incur operating expenses, but our revenues from operations are delayed or reduced. As a result, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

  We face competition that could have an adverse effect upon our operating results and financial condition.

        The offshore oil and gas services business is highly competitive, and offshore contractors compete intensely for available projects. Contracts for our services are generally awarded on a competitive bid basis, and although customers may consider, among other things, the availability and capability of equipment and the reputation and experience of the contractor, price is a primary factor in determining which contractor is awarded a contract. Several of our competitors and potential competitors are larger than we are and have greater financial and other resources than we have, which may make them better able to provide necessary financial support to secure new contracts (including through performance bonds or acceptance of deferred payments), or to withstand fluctuations in asset utilization. This becomes more apparent in times of financial difficulty such as those that we have been experiencing in recent periods. This intense competition could result in pricing pressures, lower sales and reduced margins which would have an adverse effect upon our operating results and financial condition.

        We depend on certain significant customers and long-term contracts and the loss of one or more significant customers or the failure to replace or enter into new long-term contracts could adversely affect our operating results.

        In fiscal year 2003, Shell Exploration and Production, through various subsidiaries ("Shell"), accounted for 23% of our net operating revenue, with Total S.A. ("Total") and ChevronTexaco Corporation ("Chevron Texaco") accounting for a further 12% and 10%, respectively, of our net operating revenue. In fiscal year 2002, Shell accounted for 20% of our net operating revenue, while BG Group and Total accounted for a further 10% and 9%, respectively. During fiscal years 2003 and 2002, our ten largest customers accounted for 76% and 69%, respectively, of our net operating revenue, and over that period six customers, Shell, Total, Statoil ASA ("Statoil"), Petróleo Brasileiro SA ("Petrobras"), BP ("BP") and Amerada Hess Corporation ("Amerada Hess") consistently numbered among our ten largest customers. Revenues from our largest customers are often related to specific long-term contracts that upon completion may not be replaced by contracts of equivalent size. In fiscal years 2003 and 2002, approximately 87% and 88%, respectively, of our revenue was derived from long-term contracts. Our inability to replace significant long-term projects on similar terms or the loss of any one or more of our significant customers or a substantial decrease in demand by our significant customers could result in a substantial loss of revenues which could have a material adverse effect on us.

        We could be adversely affected if we fail to keep pace with the technological changes, and changes in technology could result in write-downs of assets.

        Our customers are seeking to develop oil and gas fields in increasingly deeper waters. To meet our customers' needs, we must continuously develop new, and update existing, technology for the installation, repair and maintenance of offshore structures. In addition, rapid and frequent technology and market demand changes can often render existing technologies obsolete, requiring substantial new capital expenditures and/or write-downs of assets. Our failure to anticipate or to respond adequately and timely to changing technology, market demands and/or customer requirements could adversely affect our business and financial results.

  Our international operations expose us to the risk of fluctuations in currency exchange rates.

        The revenue and costs of operations and financial position of many of our non-U.S. subsidiaries are initially reported in the local currencies of countries in which those subsidiaries reside. That financial information is then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements. For fiscal years 2003 and 2002, approximately 28% and 25%, respectively, of our consolidated net operating revenues were generated in local currencies and translated into U.S. dollars. In fiscal year 2003, approximately 16.5%, 9.0%, 1.1% and 1.1% of our revenue was generated in Norwegian kroner, British pounds, euros and Brazilian real, respectively. In fiscal year 2002, approximately 16.0%, 7.2%, 1.1% and 0.1% of our revenue was generated in British pounds, Norwegian kroner, Brazilian real and euros, respectively. The exchange rate between these currencies and the U.S. dollar can fluctuate substantially, which could have a significant translation effect on our reported consolidated results of operations and financial position.

        In addition, we are subject to currency risk exposure when our sales are denominated in currencies that are different from those in which our expenses are incurred. In this case, if the value of the currency in which sales are recorded weakens relative to the currency in which we incur expenses, then there is a negative impact on our profit margin.

        We are exposed to substantial hazards, risks and delays that are inherent in the offshore services business for which liabilities may potentially exceed our insurance coverage and contractual indemnity provisions.

        Our operations are subject to all the risks normally associated with offshore development and production and could result in damage to or loss of property, suspension of operations or injury or death to personnel or third parties. Our operations are conducted in hazardous environments where accidents involving catastrophic damage or loss of life could result, and litigation arising from such an event may result in our being named a defendant in lawsuits asserting large claims. We insure for liability arising from our operations, both onshore and offshore, including loss of or damage to third-party property, death or injury to employees or third parties, statutory workers compensation protection and pollution. Although there can be no assurance that the amount of insurance we carry is sufficient to protect us fully in all events, all such insurance is carried at levels of coverage and deductibles that we consider financially prudent. A successful liability claim for which we are underinsured or uninsured could have a material adverse effect on us.

        We generally seek to obtain indemnity agreements whenever possible from our customers requiring those customers to hold us harmless in the event of structural damage, loss of production or liability for pollution that originates below the water surface. Such contractual indemnification, however, does not generally cover liability resulting from the gross negligence or willful misconduct of, or violation of law by, our employees or subcontractors. Additionally, if we suffer a loss for which we are entitled to indemnity, we are dependent on our customer's ability to satisfy its indemnity obligation. If the customer cannot satisfy its obligation, we could suffer losses.

        SNSA exercises significant influence over matters requiring shareholder approval, which could prevent a change of control.

        After the completion of the Private Placement, the issuance of 17,000,000 new Common Shares upon conversion of all of our 34,000,000 outstanding Class B Shares (the "Share Conversion"), the sale of 2,000,000 Common Shares in February 2004 and the Debt Conversion, SNSA's direct and indirect ownership interest as of April 30, 2004 was 49.2% of our issued Common Shares and 49.4% of our outstanding Common Shares. As of April 30, 2004, based on publicly available information, the Stolt-Nielsen family, directly and indirectly through Fiducia Ltd., controlled 54.69% of the outstanding shares of SNSA entitled to vote generally on matters brought to a vote of shareholders of SNSA.

        SNSA is represented on our board of directors by Jacob Stolt-Nielsen, James B. Hurlock and Niels G. Stolt-Nielsen. Accordingly, SNSA currently exercises a significant influence over our operations and has voting power that can significantly influence the outcome of matters requiring shareholder approval, including: the composition of our board of directors which has the authority to direct our business and to appoint and remove our officers; approving or rejecting a merger, consolidation or other business combination; raising future capital; and amending our Articles of Incorporation which govern the rights attached to our Common Shares. The level of ownership of SNSA is further protected by provisions in our Articles of Incorporation that restrict the ownership of our Common Shares by other parties as discussed below. This may also make it difficult to take control of Stolt Offshore without the approval of SNSA. Additionally, the interests of SNSA may conflict with those of other shareholders.

        Assuming that the 29,900,000 Common Shares proposed to be sold in this offering are sold to investors other than SNSA, SNSA would still own approximately 41.5% of our issued Common Shares and 41.7% of our outstanding Common Shares and will continue to have a significant influence over the matters noted above.

        Our reputation and our ability to do business may be impaired by corrupt behavior by any of our employees or agents or those of our subsidiaries.

        While we and our subsidiaries are committed to conducting business in a legal and ethical manner, there is a risk that our employees or agents may take actions that violate either the U.S. Foreign Corrupt Practices Act or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable anti-corruption regulations. These actions could result in monetary penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business. In addition to the risks that arise in countries that have experienced governmental corruption, there is also a risk that we will not be able to ensure that our internal control policies and procedures will protect us from fraud or other criminal acts committed by our employees.

Risks Relating to the Common Shares

        A significant number of shares being placed in the market for sale could depress our share price.

        Future sales of our Common Shares, or the perception in the public markets that these sales may occur, could depress our share price.

        After completion of the Private Placement, the Share Conversion and the Debt Conversion, we have 161,489,487 Common Shares issued. After completion this offering, if it is completed in full, we will have 191,389,487 Common Shares issued. The board of directors is authorized to issue additional Common Shares, from time to time, up to the maximum number of Common Shares authorized by our Articles of Incorporation. Sales of substantial amounts of our Common Shares in the public market, or the perception in the public markets that these sales may occur, could depress the market price of our Common Shares. It could also impair our ability to raise additional capital through the sale of our equity securities at times and at prices that are advantageous to us.

        The 79,414,260 Common Shares which are owned by SNSA, as of April 30, 2004, will be eligible for sale in the market, subject to any legal restrictions imposed by applicable securities laws including the restrictions of Rule 144 and Regulation S under the Securities Act; and SNTG will remain an "affiliate" of us for the purposes of the Securities Act. The restrictions of Rule 144, however, will not apply to "offshore sales" (for the purposes of the Securities Act) on Oslo Børs or otherwise. Additionally, such Common Shares will be eligible for sale in the United States in accordance with the terms of a registration rights agreement we have entered into with SNTG. The public or private sales of substantial amounts of Common Shares by SNSA or its affiliates could adversely affect the market price of our Common Shares.

        The market price of our Common Shares and ADSs will likely be subject to substantial price fluctuations.

        The market price of our Common Shares and ADSs has experienced significant volatility in the past, and may continue to fluctuate widely, depending on many factors beyond our control, including:

  •
  market expectations of our performance;

  •
  investor perceptions of the success and impact of our restructuring efforts, the Private Placement, the Share Conversion and the Debt Conversion;

  •
  perceptions about the success of this offering; and

  •
  the other factors listed above under "Risk Factors."

        These and other factors may materially and adversely affect the market price of our Common Shares and ADSs. In addition, if the market price of our Common Shares and ADSs fall below the offer price in this offering, it may materially and adversely affect the success of this offering. See Item 9. "The Offer and Listing" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for more information about historical and recent market prices for our Common Shares and ADSs.

        Our Articles of Incorporation impose restrictions on the ownership of our shares.

        Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage" (as defined in our Articles of Incorporation), which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in our Articles of Incorporation) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20.0% of our outstanding shares unless a majority of the board shall have authorized such shareholding in advance. The board of directors may take remedial action if it determines that we are threatened with "imminent and grave damage." We have been advised by our Luxembourg counsel that there are no Luxembourg judicial interpretations of such phrase, but that situations involving hostile takeovers, adverse tax consequences to us or governmental sanctions are likely to be among the situations covered by that phrase. These defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

THE COMPANY

Business Overview

        We are one of the largest offshore services contractors in the world in terms of revenue. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We provide services and products that add value for our customers throughout the entire life cycle of offshore oil and gas field exploration, development and production. When a field is being developed, we apply our technical expertise and knowledge of regional conditions to offer conceptual and engineering designs for the field. We also procure or fabricate and install equipment used in field development. This equipment includes the above-water topsides and platforms used for processing recovered oil and gas, pipelines and electrical and hydraulic cables, known as umbilicals, that are used to control subsea wells. We install pipelines used to transport oil and gas underwater as well as to the production and processing facilities at the surface. These may be steel pipes, referred to as rigid pipes, or of a bonded structure, referred to as flexible pipes, depending on technical requirements, and may be narrow, which we refer to as flowlines, or wide, which we refer to as trunklines depending on production volumes and pressure. During the time that a field is producing oil or gas, we inspect, maintain and repair the equipment. Once the field has been depleted and is to be abandoned, we provide field decommissioning services which include the removal of offshore structures and equipment.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. Our operations are managed geographically through seven offices around the world. As of November 30, 2003, we employed approximately 1,650 engineering staff in project management and various engineering disciplines worldwide, including about 500 engineers assigned to projects and involved in conceptual, detailed and installation engineering. Approximately 630 of these engineers work with Paragon Litwin S.A., Paragon Engineering Services, Inc. and Paragon Italia S.r.l., which we refer to collectively as the Paragon companies and which we are seeking to divest. We intend to reintegrate our engineering capabilities into our regional business and will retain approximately 100 of the engineers from the Paragon companies whose expertise is most directly related to our ongoing operations.

        We operate a fleet of highly specialized ships, barges and unmanned underwater remotely operated vehicles ("ROVs") deployed in the world's major offshore oil and gas exploration regions. Our key assets include:

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  8 construction support ships;

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  4 flowline lay ships;

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  4 survey/inspection, repair and maintenance ships;

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  8 anchored construction and maintenance ships;

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  1 heavy lift ship (operated by Seaway Heavy Lifting Limited ("SHL");

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  6 pipelay barges;

  •
  4 tugs and other ships; and

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  31 ROVs (after giving effect to the sale of our ROV drill support business).

        We have operated in more than 70 countries worldwide and, as of November 30, 2003, were operating in 21 countries.

        Stolt Offshore is organized as a "Société Anonyme Holding" under the laws of the Grand Duchy of Luxembourg. Our registered office is located at 26, rue Louvigny, Luxembourg, and we are registered in the Companies' Registrar of Luxembourg under the number B43172. Our agent for U.S.

federal securities law purposes is Stolt-Nielsen Inc., 8 Sound Shore Drive, P.O. Box 2300, Greenwich, Connecticut 06836. Our principal executive offices are c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT England, telephone number (+44) (0)1932-773-700. Our website address is www.stoltoffshore.com. The information on our website is not part of or incorporated by reference into this prospectus supplement, accompanying prospectus or documents incorporated by reference in this prospectus supplement.

Our Mission and Strategy

        Our mission is to design, procure, fabricate, install and maintain complete subsea pipeline and riser systems for the global offshore oil and gas industry.

        Historically, we have provided a full range of engineering, subsea construction and IMR, services in both deep and shallow water environments. In the second quarter of fiscal year 2003, under the direction of our new senior management team, we initiated a comprehensive review of our strategy, capabilities and operations. As a result of this review, we have developed a new strategy emphasizing our deep water strengths. Our strategy has three principal elements:

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  focus on our capabilities in the design, installation and maintenance of SURF systems in deep water and harsh environments;

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  deliver conventional services in shallow water environments where doing so is complementary to our deep water SURF business; and

  •
  selectively engage in underwater IMR services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments.

        We believe that the deep water SURF market offers the prospect for long-term growth, as oil and gas exploration activities move to increasingly deeper water environments. This market also requires service providers to have a high level of technological sophistication to meet the technical challenges presented in deep water and the harsh environments. Such challenges pose significant obstacles to any prospective competitor that does not already have the requisite technological sophistication. We have adopted a strategy focusing on this market, because our principal operations have historically involved SURF activities in deep water and harsh environments, and our specialized ships, assets and technical capabilities provide us with an advantage when competing for deep water projects. We also are selectively focusing on conventional and IMR activities to offer deep water customers a broad portfolio of services.

        We believe we are well positioned to implement our strategy based on our capabilities and experiences. Our engineering resources include approximately 1,100 engineers (excluding those in the Paragon companies, which we intend to divest). Many of our engineers have significant experience providing complex conceptual and detailed designs on some of the most difficult offshore projects completed in recent years, such as the Girassol project offshore Angola which involved work at depths over 1,400 meters. Much of our SURF experience has been focused in the most active offshore markets, including West Africa and the North Sea and has enabled us to develop strong business relationships with numerous national oil companies. Our local fabrication yards in Warri, Nigeria and Lobito, Angola enable us to provide the local content necessary to compete in those markets.

        Additionally, we have changed our policies addressing how we tender for new projects. The impact of our new tendering policies has been a change in the way in which we evaluate new business opportunities. The information contained in tender review packages is uniform across our organization, allowing us to more objectively weigh the risks and benefits of tendering for a range of projects. A larger proportion of tenders is being reviewed centrally by corporate management and we place greater emphasis on our standard contractual terms and conditions. With these new policies in place, we expect to devote more management time to the tendering process and to be more selective with respect to the initiation of new projects.

BACKGROUND TO THE OFFERING

        This offering is being conducted to ensure, as far as possible, equal treatment of our shareholders not invited to participate in the Private Placement and residing in the jurisdictions in which we are conducting this offering. The price for the Common Shares issued in the Private Placement was below the then prevailing market price for our Common Shares. The new Common Shares to which this prospectus supplement relates are being offered at the same price as the shares in the Private Placement, giving the Eligible Offerees the opportunity to maintain their approximate relative ownership and economic interest in us. The Private Placement and this offering are part of a larger program for financial recovery to improve our financial position and liquidity, to enhance the management of our business and to respond to the significant operational and financial problems we have experienced in recent periods.

        During fiscal year 2003, as part of our ongoing discussions with the lenders under certain of our existing credit facility agreements, we considered a number of alternatives for restructuring our debt obligations and reducing our overall debt levels.

        On January 15, 2004, our Board of Directors agreed upon an equity financing proposal with a group of investors, including certain existing shareholders, that consisted of the following elements:

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  the Private Placement, which was completed on February 13, 2004 and generated gross proceeds of $100.1 million;

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  the conversion by Stolt-Nielsen Transportation Group Limited ("SNTG"), a subsidiary of SNSA, of all 34,000,000 Class B Shares held by SNTG into 17,000,000 Common Shares (the "Share Conversion"), which was completed on February 13, 2004 and which brought SNSA's and its affiliates' economic and voting interests into alignment with those of all other shareholders;

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  a $100,000,000 secured bank guarantee facility (the "New Bonding Facility"), that was completed and became available to us, subject to certain conditions, on February 12, 2004;

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  the conversion of $50 million in subordinated debt owed by us to SNTG into 22,727,272 Common Shares which was completed on April 20, 2004 and which reduced the debt owed to SNTG by $50 million as a result of the cancellation of such debt;

  •
  in order to raise additional funds, and maintain equal treatment of shareholders, a subsequent issue of Common Shares to Eligible Offerees at a price of $2.20 per share.

        Our Board of Directors called for an extraordinary general meeting to be held on February 11, 2004 to consider these and related proposals. At the extraordinary general meeting, the shareholders approved these proposals.

        On May 11, 2004, our Board of Directors authorized the issuance of up to 29,900,000 Common Shares in this offering to Eligible Offerees and the allocation of any remaining unsubscribed share to other investors (which may include investors in the Private Placement) that, if fully subscribed, would raise additional gross proceeds of up to approximately $65.8 million. As of the Record Date, the shareholders not invited to participate in the Private Placement held approximately 29,900,000 Common Shares.

        The Private Placement and this offering will be recorded in accordance with U.S. GAAP. Specifically, the premium of $0.20 per share, after deductions of costs, will be credited to the paid-in surplus, and the expenses of the Private Placement and this offering will be charged against the paid-in surplus.

        As of the date of this prospectus supplement, our issued share capital is $322,978,974 represented by 161,489,487 Common Shares, par value $2.00 per share, all of which have been fully paid. Upon completion of this offering, assuming that 29,900,000 Common Shares are issued and sold, our issued share capital will be $382,778,974 represented by 191,389,487 Common Shares, par value $2.00 per share, all of which will have been fully paid.

THE OFFERING

The Offering and Allocation

        We are extending this offering (i) to Eligible Offerees of our Common Shares and ADSs, as of the Record Date, whether or not such persons continue to hold Common Shares or ADSs, excluding SNSA, investors in the Private Placement and their respective affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

        New Common Shares (either in the form of Common Shares or ADSs) will be allocated based on the following criteria:

  (i)
  The Eligible Offerees who validly subscribe in the offering will receive one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit on the Record Date.

  (ii)
  If and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees.

  (iii)
  If and to the extent the aggregate allocation according to (i) and (ii) does not exceed 24,000,000 new Common Shares (either in the form of Common Shares or ADSs), the remaining Common Shares up to and including 24,000,000 new Common Shares will be allocated to other subscribers (either in the form of Common Shares or ADSs).

  (iv)
  If and to the extent the aggregate allocation according to (i) and (ii) amounts to between 24,000,000 and 29,900,000 new Common Shares (either in the form of Common Shares or ADSs), our Board of Directors may in its discretion decide to allocate up to such number of new Common Shares (either in the form of Common Shares or ADSs) that together with allocations under (i) and (ii) does not exceed 29,900,000.

        Such other subscribers that may be allocated new Common Shares (either in the form of Common Shares or ADSs) according to (iii) or (iv) may include investors that participated in the Private Placement. We will endeavor to allot such remaining Common Shares to non-Eligible Offerees on a pro rata basis, rounded to nearest whole trading lot on Oslo Børs. However, we reserve the right in our sole discretion to deviate from this principle if and to the extent such allocation conflicts with our articles of incorporation and/or any laws or regulations to which we are subject.

        No fractions of new Common Shares or new ADSs will be issued. To the extent that the allocation to any Eligible Offeree or other person described above does not result in a whole number of new Common Shares or new ADSs, the number of new Common Shares or new ADSs to be allocated to such person will be rounded down to the nearest whole number.

        Allocation of new Common Shares and ADSs is expected to take place on or about May 26, 2004. General information on allocation is expected to be published on or about May 26, 2004 in the form of a stock exchange release on the information system of Oslo Børs. All subscribers who are allotted new Common Shares will receive a letter from VPS stating that the number of new Common Shares allotted to the subscriber and the corresponding amount to be paid. This letter is expected to be mailed on or about June 1, 2004.

        The procedures for subscription by holders of Common Shares and by holders of ADSs are summarized below.

Offering of Common Shares

        Record Date.    The record date for determining the holders of our outstanding Common Shares entitled to subscribe in this offering is 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on

January 20, 2004. The ex-entitlement date is January 16, 2004. This means that a person who purchased Common Shares on or after January 16, 2004 will not be considered an Eligible Offeree. A person who sold his Common Shares before January 16, 2004 will not be an Eligible Offeree, but the transferee of record as of the Record Date will be an Eligible Offeree.

        Eligible Offerees of our Common Shares.    The Eligible Offerees on the Record Date will have priority in participating in this offering as described in "—The Offering and Allocation." If you subscribe for new Common Shares, you will be required to certify in the Common Share Subscription Form delivered with this prospectus supplement and accompanying prospectus whether you meet these eligibility requirements.

        Entitlement to Subscribe. A Common Share Subscription Form will be delivered together with this prospectus supplement and accompanying prospectus to each record shareholder as of the Record Date. Eligible Offerees will have priority in participating in this offering as described in "—The Offering and Allocation." Every one Common Share held as of the Record Date will entitle the Eligible Offeree to one new Common Share at the offer price of $2.20 per Common Share (payable in Norwegian kroner as described below in "—Payment for New Common Shares"). The Common Share Subscription Form will indicate the number of Common Shares that an Eligible Offeree held as of the Record Date and will provide an opportunity for the Eligible Offeree to "oversubscribe," or subscribe for additional Common Shares. The opportunity to participate in this offering on a priority basis cannot be transferred.

        The offering is also open to other investors in Norway, the United States and the United Kingdom. Any subscriptions by persons outside these jurisdictions or by persons who otherwise do not meet the criteria for investment as described in "—Offering Restrictions" will be rejected without notice by the Receiving Agents or the ADS Subscription Agent, as the case may be.

        Offer Period for the New Common Shares.    The offer period for this offering will commence on May 13, 2004 and expire at 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004.

        Offer Price for the New Common Shares.    The offer price for the new Common Shares is $2.20 per Common Share, representing an approximately 7% discount to the last reported sale price for our Common Shares on Oslo Børs on May 10, 2004. Subscribers for Common Shares through VPS will be required to make payment of the offer price in Norwegian kroner. The determination of NOK equivalent of the offer price will be made by the Receiving Agents on the day before the date of allocation of the Common Shares, based on the NOK/U.S. dollar exchange rate on such date quoted by Norges Bank (at approximately 2:30 p.m. Norwegian time on such date).

        Receiving Agents for the New Common Shares.    ABG Sundal Collier Norge ASA and Pareto Securities ASA are acting as the Receiving Agents to accept subscriptions for the new Common Shares offered hereby. Questions regarding subscriptions for Common Shares through VPS should be directed to the Receiving Agents.

        Subscription Procedures for the New Common Shares.    Subscriptions for new Common Shares must be made on the Common Share Subscription Form attached as Annex A hereto, additional copies of which may be obtained from the Receiving Agents. Accurately completed Common Share Subscription Forms must be received by the Receiving Agents by 5:00 p.m. (New York City time) on May 25, 2004.

        Common Share Subscription Forms sent by regular mail on May 24, 2004 are likely to arrive after the deadline. Neither we nor the Receiving Agents may be held responsible for delays in the mail system or Common Share Subscription Forms forwarded by facsimile that are not received in time by the Receiving Agents. Properly completed and signed Common Shares Subscription Forms may be faxed, mailed or delivered to one of the Receiving Agents at:

ABG Sundal Collier Norge ASA Munkedamsveien 45 PO Box 1444 Vika NO-0115 Oslo, Norway Telephone: +47 2201 6000 Facsimile: +47 2201 6062	Pareto Securities ASA Dronning Maudsgt 5 PO Box 1411 Vika NO-0115 Oslo, Norway Telephone: +47 2287 8700 Facsimile: +47 2287 8710

        The Receiving Agents have discretion to refuse any improperly completed, delivered or executed Common Share Subscription Form or any subscription which may be unlawful.

        If you deliver a Common Share Subscription Form subscribing for new Common Shares, your subscription is irrevocable and may not be withdrawn, cancelled or modified.

        Partial Subscription.    An Eligible Offeree wishing to subscribe for only a portion of the new Common Shares to which the Eligible Offeree is entitled must follow the instructions set forth in the Common Share Subscription Form.

        Payment for New Common Shares.    When subscribing for new Common Shares, each subscriber must provide on the Common Share Subscription Form a one-time authorization to debit a specified bank account with a Norwegian bank for the amount (in Norwegian kroner) payable for the new Common Shares allocated to such subscriber. The amount is expected to be debited on or about May 26, 2004. Subscribers not having a Norwegian bank account must ensure that payment for the new Common Shares allocated to such subscriber is made with cleared funds on or before 11 p.m. (Norwegian Time) or 5:00 p.m. (New York City time), on May 24, 2004 and should contact one of the Receiving Agents in this respect.

        If there are insufficient funds in a subscriber's bank account or it is impossible to debit a bank account for the amount the subscriber is obligated to pay or payment is not received by the Receiving Agents according to other instructions, the allocated shares will be withheld. Interest will accrue at a rate of 9.25% per annum on any late payments. The Receiving Agents reserve the right to make up to three debits in the period up to June 30, 2004 if there are insufficient funds on the account on the debiting date. If payment for the allocated shares is not received when due, the shares will not be delivered to the applicant, and the Receiving Agents reserve the right, at the risk and cost of the subscriber, to cancel the subscription in respect of the shares for which payment has not been made, or to sell, re-allot or otherwise dispose of the shares on such terms and in such manner as we and the Receiving Agents may decide. The original subscriber remains liable for payment of the entire amount due, interest, costs, charges and expenses accrued, and the Receiving Agents may enforce payment for any such amount outstanding.

        Delivery of New Common Shares.    All investors subscribing for new Common Shares other than through the arrangements for ADSs described below must have a valid VPS account (established or maintained by an investment bank or Norwegian bank that is entitled to operate VPS accounts) to receive new Common Shares. We expect delivery of the Common Shares to take place on or about June 1, 2004.

        Listing and Trading of New Common Shares.    We intend to list the new Common Shares on Oslo Børs. Barring unforeseen circumstances, we expect that the new Common Shares will be listed on Oslo Børs on June 1, 2004.

        Rights Relating to the New Common Shares.    The shareholders purchasing new Common Shares in this offering will have full shareholders' rights in respect of their new Common Shares once such

Common Shares are credited to their VPS account. Each Common Share generally entitles the holder to cast one vote in our general meeting of shareholders. The new Common Shares will rank pari passu in all respects with our outstanding Common Shares.

        Notice of Extension of Offer Period.    If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

        Additional Information.    All questions concerning the timeliness, validity, form and eligibility of any subscription for new Common Shares will be determined by us, whose determinations will be final and binding. We or the Receiving Agents in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the Receiving Agents may determine, or reject the purported subscription of any new Common Shares. Common Share Subscription Forms will not be deemed to have been received or accepted until all irregularities have been cured or waived within such time as we or the Receiving Agents determine, in our discretion. Neither we nor the Receiving Agents will be under any duty to give notification of any defect or irregularity in connection with the submission of a Common Share Subscription Form or incur any liability for failure to give such notification. In addition, we are not liable for any action or failure to act by a financial intermediary through which you hold your Common Shares or by the Receiving Agents in connection with any subscriptions or purported subscriptions.

Offering of ADSs

        Record Date.    The record date for determining the holders of our outstanding ADSs entitled to subscribe in this offering as Eligible Offerees is 5:59 p.m. (New York City time) on January 20, 2004.

        Eligible Offerees of our ADSs.    The Eligible Offerees on the Record Date will have priority in participating in this offering, as described in "—The Offering and Allocation." If you subscribe for new ADSs, you will be required to certify in the ADS Subscription Form for new ADSs delivered with this prospectus supplement and accompanying prospectus whether you meet these eligibility requirements.

        Entitlement to Subscribe.    An ADS Subscription Form will be delivered together with this prospectus supplement and the accompanying prospectus to each record shareholder as of the Record Date. Eligible Offerees of ADSs will have priority in participating in this offering as described "—The Offering and Allocation." Every one ADS held as of the Record Date will entitle the Eligible Offeree to one new ADS at the offer price of $2.20 per ADS. The ADS Subscription Form will indicate the number of ADSs that an Eligible Offeree held as of the Record Date and will provide an opportunity for the Eligible Holder to "oversubscribe," or subscribe for additional ADSs. The opportunity to participate in this offering on a priority basis cannot be transferred.

        The Offering is also open to other investors in Norway, the United States and the United Kingdom. Any subscriptions by persons outside these jurisdictions or by persons who otherwise do not meet the criteria for investment as described in "—Offering Restrictions" will be rejected without notice by the Receiving Agents or the ADS Subscription Agent, as the case may be.

        Offer Period for the New ADSs.    The offer period for the new ADSs in this offering will commence on May 13, 2004 and expire at 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004.

        Offer Price for the New ADSs.    The offer price for the new ADSs is $2.20 per ADS, representing an approximately 2% discount to the last reported sale price of our ADSs on the Nasdaq National Market on May 10, 2004. In order to subscribe for new ADSs, you must pay to Citibank N.A., the ADS Subscription Agent, the offer price of $2.20 per ADS.

        If the number of new ADSs subscribed for in this offering as indicated on the ADS Subscription Form does not correspond to the amount delivered to the ADS Subscription Agent, you will be deemed to have subscribed for the maximum number of new ADSs that may be purchased with the amount delivered to the ADS Subscription Agent. We or the ADS Subscription Agent, in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the ADS Subscription Agent determine in our discretion. If the amount deposited with the ADS Subscription Agent is more than the amount required to cover the offer price of the new ADSs, the ADS Subscription Agent will refund to you the excess amount without interest.

        Information Agent.    Morrow & Co., Inc. is our Information Agent with respect to this offering in the United States.

        ADS Subscription Agent.    Citibank N.A., in addition to acting as the Depositary for the ADSs, is acting as the ADS Subscription Agent to accept subscriptions for the new ADSs offered hereby.

        Subscription Procedures for new ADSs.    You may subscribe for new ADSs as follows:

        Subscription by DTC participants.    If you hold ADSs through DTC or are a participant of DTC ("DTC Participants"), you may subscribe for new ADSs by timely:

  •
  delivering to the ADS Subscription Agent a completed subscription instruction through DTC's PSOP Function on the "agent subscriptions over PTS" procedure ("ASOP"), and

  •
  instructing DTC to charge your applicable DTC account for the offer price for the new ADSs subscribed for and delivering such amount to the ADS Subscription Agent.

        DTC must receive all ADS Subscription Forms entered through ASOP and the payment of the offer price for new ADSs being purchased by the expiration of the offer period for the new ADSs. During the offer period, DTC will provide the ADS Subscription Agent on a daily basis with copies of ADS Subscription Forms received through ASOP, identifying subscribing DTC Participants and the quantities of new ADSs subscribed for by each DTC Participant. DTC will also send the payment that it receives to the ADS Subscription Agent, by check, at the end of each business day.

        Subscription by registered ADS holders.    If you hold ADSs registered in your own name, you may subscribe for new ADSs by timely:

  •
  delivering to the ADS Subscription Agent a properly completed ADS Subscription Form for the new ADSs, and

  •
  paying in full the offer price for the new ADSs being purchased.

        The total payment due must be payable by means of certified check payable to "Citibank, N.A.," as the ADS Subscription Agent.

        To subscribe for new ADSs in the offering, you must complete the ADS Subscription Form and deliver the completed and signed ADS Subscription Form together with the payment in full of the offer price for the new ADSs being purchased to the ADS Subscription Agent by 5:00 p.m. (New York City time) on May 25, 2004 at one of the following addresses:

By Mail: CITIBANK N.A. Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Hand: CITIBANK N.A. c/o Securities Transfer and Reporting Services, Inc. Attn: Corporate Actions 100 Williams Street—Galleria New York, New York 10038	By Overnight Courier: CITIBANK NA. Corporate Actions 161 Bay State Drive Braintree, MA 02184

The Information Agent is:
Morrow & Co., Inc.

You may obtain information from the
Information Agent as follows:

445 Park Avenue, 5th Avenue
New York, New York 10022
(212) 754-8000

ADS holders, please call toll free: (800) 607-0888
Banks and Brokerage Firms, please call: (800) 654-2468
Email: sosa.info@morrowco.com

        If you choose to return your ADS Subscription Form through the mail, we urge you to use insured, registered mail, return receipt requested. The ADS Subscription Agent must receive the ADS Subscription Form and payment of the offer price for the new ADSs on or before the expiration of the offer period for the new ADSs. Deposit in the mail will not constitute effective delivery.

        The ADS Subscription Agent has discretion to refuse to accept any improperly completed, delivered or executed ADS Subscription Form or any subscription which may, in the opinion of counsel, be unlawful.

        Subscription by beneficial owners.    If you are a beneficial owner of ADSs who is neither a registered holder of ADSs nor a DTC Participant, and you wish to subscribe for new ADSs, you should timely contact the securities intermediary (i.e., your broker, banker or custodian) through which you hold such ADSs to arrange for the subscription for new ADSs and to arrange for payment of the offer price for the new ADSs.

        If you deliver an ADS Subscription Form subscribing for new ADSs, your subscription is irrevocable and may not be withdrawn, cancelled or modified.

        Partial Subscription.    An Eligible Offeree wishing to subscribe for only a portion of the new ADSs to which the Eligible Offeree is entitled must follow the instructions set forth in the ADS Subscription Form.

        Delivery of ADSs.    The Depositary will issue and deliver ADSs purchased pursuant to this offering as soon as practicable after the receipt of the Common Shares by the Depositary's custodian, which is expected to be on or about June 2, 2004.

        Listing and Trading of ADSs.    We intend to list the new ADSs in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new ADSs will be listed and that trading in such ADSs will commence on the Nasdaq National Market on June 2, 2004.

        Rights Relating to the New ADS.    Your specific rights in the new ADSs and in the Common Shares underlying the new ADSs are set out in the Amended and Restated Deposit Agreement among us, Citibank N.A., as Depositary, and the owners and beneficial owners from time to time of ADSs. Holders of ADSs will generally have the right under the Amended and Restated Deposit Agreement to instruct the Depositary to exercise the voting rights for the Common Shares represented by the ADSs.

        Notice of Extension of Offer Period.    If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

        Additional Information.    All questions concerning the timeliness, validity, form and eligibility of any subscription for new ADSs will be determined by us, whose determinations will be final and binding. We or the ADS Subscription Agreement, in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the ADS Subscription Agreement may determine, or reject the purported subscription of any ADS. ADS Subscription Forms will not be deemed to have been received or accepted until all irregularities have been cured or waived within such time as we or the ADS Subscription Agent determine, in our discretion. Neither we nor the ADS Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of a ADS Subscription Form or incur any liability for failure to give such notification. In addition, we are not liable for any action or failure to act by a financial intermediary through which you hold your ADSs or by the ADS Subscription Agent in connection with any subscriptions or purported subscriptions.

Offering Restrictions

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this prospectus supplement and accompanying prospectus and this offering may, in some jurisdictions, be restricted by law, and this prospectus supplement and accompanying prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares or ADSs, of any such restrictions.

        This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

        For investors in the United Kingdom.    The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our shareholders of which postal addresses are known to us and will also be posted on our website (http://www.stoltoffshore.com). Any shareholders or subscribers in any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on the acquisition of shares and other securities. Copies of this prospectus are available to the public in the United Kingdom, free of charge, from the address set out on the back of this prospectus.

        For investors in Switzerland.    This prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares or ADSs being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares and ADSs being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares or ADSs. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

        For investors in Germany.    The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares or the ADSs is being conducted in Germany. Any offer or sale of the Common Shares or ADSs in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares or ADSs.

        For investors in Sweden, Denmark and Luxembourg.    This prospectus supplement is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from the Norwegian Central Securities Depositary ("VPS") at 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

USE OF PROCEEDS

        We estimate the net proceeds to us from this offering will be approximately $60 million, after the payment of estimated expenses of this offering.

        We intend to use the net proceeds from this offering as follows:

  •
  50% of the gross proceeds of this offering will be used to prepay amounts under our $440 Million Credit Facility in accordance with its terms; and

  •
  the remainder will be used for general corporate purposes, which may include capital expenditures and scheduled debt repayments.

        In addition, we either have paid or are committed to repay the following amounts outstanding under the $440 Million Credit Facility (which facility bears a variable interest rate of up to LIBOR + 3.25%):

  •
  We have paid $30 million upon receipt of the proceeds of the Private Placement.

  •
  We have paid $15 million out of the proceeds to be received from any settlement of the dispute relating to a conventional project in the United States executed for Algonquin Gas Transmission Company, a subsidiary of Duke Energy Field Services, LLC.

  •
  We are committed to pay $20 million on or before December 1, 2004, provided that the budget approved by the lenders in respect of fiscal year 2005 indicates that there is sufficient financial capacity to make such payment.

        As of the date of this prospectus supplement (and after giving effect to the repayment of $45 million as set out above), we had borrowed $285 million under the $440 Million Credit Facility, the maximum amount available.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending such uses, we may invest the net proceeds in investment grade, interest-bearing securities or deposit the net proceeds in bank accounts in the United States and Europe.

        Pursuant to the terms of the $100,000,000 secured bank guarantee facility, dated February 12, 2004 (the "New Bonding Facility"), which provides us with the ability to offer bank guarantees and other forms of surety that are often required in order to bid on and win new business, we have granted security over two accounts of one of our subsidiaries under a cash management system. Pursuant to this cash management system, we must ensure that, in one bank account (called "Lock Box 1"), $20 million has been deposited prior to the issue of any bank guarantee. Thereafter, any cash collateral provided as security for the issue of a bank guarantee, any net disposal proceeds (that is, the disposal proceeds relating to the sale or disposal of an asset owned by us or other ship-owning guarantor, net of reasonable fees and expenses, value-added tax, any other tax and any other creditor claim which has priority) and insurance proceeds (that is, the insurance proceeds relating to the total loss of a ship) shall be paid into this account. No withdrawals may be made from this account unless HSBC Bank plc, as agent under the New Bonding Facility, consents or, following the end of the availability of the New Bonding Facility, existing bank guarantees are reduced or cancelled. The other bank account (called "Lock Box 2") is to be used for depositing any excess cash we have over a basket of $75 million. Transfers in and out of these accounts are strictly controlled and we must comply with certain monthly information reporting requirements in relation to both bank accounts.

PRICE RANGE OF COMMON SHARES

        Our Common Shares are listed in Norway on Oslo Børs under the symbol "STO" and trade in the form of ADSs in the United States on Nasdaq under the symbol "SOSA."

        The following table sets forth the high and low closing prices for our Common Shares reported on Oslo Børs and the last reported sale prices for our ADSs reported on Nasdaq during the indicated periods.

	Common Shares Oslo Børs		ADSs* Nasdaq
	High	Low	High	Low
	(NOK)		($)
Annual Highs and Lows
1999	117.00	48.00	14.94	6.13
2000	150.00	85.50	16.38	9.13
2001	141.00	57.00	15.88	6.15
2002	80.00	8.50	9.29	1.14
2003	20.30	7.85	2.75	1.11
Quarterly Highs and Lows
Fiscal Year 2002
First Quarter	80.00	54.50	9.29	6.25
Second Quarter	80.00	60.50	9.17	6.80
Third Quarter	64.00	39.50	7.90	4.76
Fourth Quarter	37.50	8.50	5.04	1.14
Fiscal Year 2003
First Quarter	12.20	7.91	1.88	1.12
Second Quarter	13.30	7.85	2.08	1.11
Third Quarter	20.00	8.70	2.66	1.32
Fourth Quarter	20.30	10.00	2.75	1.45
Fiscal Year 2004
First Quarter	25.50	14.50	3.70	2.23
Monthly Highs and Lows
Fiscal Year 2003
November	17.5	11.9	2.60	1.75
December	16.9	14.5	2.46	2.23
Fiscal Year 2004
January	21.8	16.2	3.20	2.45
February	25.5	17.0	3.70	2.50
March	25.00	19.50	3.66	2.90
April	3.06	2.56	20.20	17.50

*
Prior to March 7, 2001, Common Shares did not trade in the form of ADSs on Nasdaq, but traded as Common Shares. All share prices have been adjusted to reflect the reclassification of Class A Shares to Common Shares on a one-for-one basis on March 7, 2001.

        The bid prices reported for these periods reflect inter-dealer prices, rounded to the nearest cent, and do not include retail mark-ups, markdowns or commissions, and may not represent actual transactions.

        On May 10, 2004, the closing price of our Common Shares on Oslo Børs was NOK 16.30 per share and the last reported sale price of our ADSs on Nasdaq was $2.25 per ADS.

EXCHANGE RATE INFORMATION

        The following table below sets forth, for the dates indicated, the average, high, low and period-end exchange rate for the Norwegian kroner expressed in Norwegian kroner per U.S. dollar. The second table below sets forth, for the dates indicated, the average, high, low and period-end exchange rate for the U.S. dollar expressed in U.S. dollars per Norwegian kroner. The information is based on the noon buying rates in the City of New York for cable transfers in U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York. The average rates represent the average of the noon buying rates on the last business day of each month during the relevant period. No representation is made that Norwegian kroners could have been converted into U.S. dollars at the rates shown or U.S. dollars could have been converted into Norwegian kroners at the rates shown or at any other rate for such periods or at such dates.

Norwegian kroner per U.S. dollar

Year	Average	High	Low	Period End
1999	7.8351	8.0970	7.3970	8.0100
2000	8.8307	9.5890	7.9340	8.8010
2001	9.0331	9.4538	8.5391	8.9724
2002	7.9253	9.1110	6.9375	6.9375
2003	7.0627	7.6560	6.6440	6.6660
2004 (through April 30)	6.9489	7.0930	6.6586	6.8725

U.S. dollar per Norwegian kroner

Year	Average	High	Low	Period End
1999	0.1276	0.1255	0.1352	0.1248
2000	0.1132	0.1043	0.1260	0.1136
2001	0.1107	0.1058	0.1171	0.1115
2002	0.1262	0.1098	0.1441	0.1441
2003	0.1416	0.1306	0.1505	0.1500
2004 (through April 30)	0.1439	0.1410	0.1502	0.1455

CAPITALIZATION

        The following table sets forth our unaudited consolidated capitalization as of February 29, 2004:

  •
  on an actual basis;

  •
  as adjusted to give effect to the issuance of 29,900,000 new Common Shares in this offering, after deducting estimated offering expenses payable by us, and the debt for equity swap completed on April 20, 2004, under which SNTG subscribed for an additional 22,727,272 Common Shares in consideration for the cancellation of the $50 million Subordinated Note; and

  •
  after the payment of expenses for the offering and repayment of debt, the remaining proceeds have been allocated to cash.

        You should read this table in conjunction with Item 5. "Operating and Financial Review and Prospects" and our consolidated financial statements and accompanying notes in the Form 20-F incorporated by reference into this prospectus supplement.

	As of February 29, 2004
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$184,431	$211,503

Long-term debt and capital lease obligations	$263,605	$257,215
Short-term debt	131,404	54,904

Total debt	$395,009	$312,119

Shareholders' equity	$277,524	$382,779
Treasury shares	(1,002)	(1,002)
Paid-in surplus	441,744	446,452
(Deficit) retained earnings	(552,593)	(552,593)
Accumulated other comprehensive income	20,603	20,603

Total shareholders' equity	$186,276	$296,238

Total capitalization	$581,285	$608,357

TAXATION

Luxembourg Taxation

Luxembourg Taxation of the Company

        We are a company incorporated under Luxembourg law, and as such we enjoy the special tax status granted to billionaire holding companies ("holdings milliardaires") under the Law of July 31, 1929 and the Grand Ducal Decree of December 17, 1938. These companies can carry out a limited number of activities, including the holding of shares and securities and the financing of affiliated companies.

        As a billionaire holding company, we are not subject to any income tax, municipal tax, wealth tax or withholding tax (except for a contribution tax of 1% on issues of share capital) in Luxembourg and are not subject to the subscription tax for holding companies.

        We are subject to a special tax which is assessed on certain payments we make. An annual tax on all amounts paid by us on interest payments made on bonds or debentures issued by us would be levied at the rate of 3% on such interest payment. Since we have not and do not contemplate issuing bonds and debentures, the tax of 3% of interest payments made by us is unlikely to become relevant. The special tax to be paid by us should therefore be equal to 3% of the first EUR 2.4 million of the dividends distributed to shareholders and of the fees paid to non-resident directors, plus 1.8% of the second EUR 1.2 million of the dividends distributed to shareholders and of the fees paid to non-resident directors, plus 0.1% on the remaining portion of such dividends and fees. The special tax cannot be less than EUR 48,000 per year. These taxes are paid by us. Assuming we would not have paid any dividends since our incorporation, we so far would only have been subject to the minimum annual tax.

        Most treaties concluded by Luxembourg with other countries are not applicable to us as a holding company subject to the Law of July 31, 1929, because such companies are specifically excluded from the scope of the application of these treaties.

        By issuing shares and holding shares, we do not carry on an activity falling into the scope of application of the Luxembourg Value Added Tax Law and does not become a VAT payer. Luxembourg VAT may however be payable in respect of fees charged for certain services rendered to us if, for Luxembourg VAT purposes, such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg VAT does not apply with respect to such services.

Luxembourg Taxation of Shareholders

  Withholding Tax

        Due to our special tax status, dividends that we distribute are not subject to withholding tax in Luxembourg, whoever the beneficiaries of those dividends may be.

  Tax residence

        Holders of the Common Shares will not become resident or be deemed to be resident in Luxembourg by reason only of the holding of the Common Shares.

  Shareholders not residents of Luxembourg

        Tax on dividends.    Holders of the Common Shares who are not residents of Luxembourg and who do not hold the Common Shares through a permanent establishment in Luxembourg are not liable to Luxembourg income tax on dividends that we distribute.

        Tax on capital gains.    Holders of Common Shares who are not-residents of Luxembourg and who do not hold the Common Shares through a permanent establishment in Luxembourg will be taxed in Luxembourg upon any gain deriving from the sale of the Common Shares, if the Common Shares are held less than 6 months from the acquisition of the Common Shares, provided the relevant holder (i) has held more than 10% of our share capital at one time during the 5 years preceding the disposal of the Common Shares, or (ii) was a Luxembourg resident taxpayer during more than 15 years and has become a non-resident taxpayer less than 5 years before the moment of the disposal of the Common Shares.

  Resident Shareholders of Luxembourg Fully Taxable

        Tax on dividends.    Holders of Common Shares resident in Luxembourg or non-resident holders of Common Shares, who have a permanent establishment in Luxembourg with whom the holding of the Common Shares is connected, must for income tax purposes include any dividend received in their taxable income.

        Tax on capital gains.    Capital gains realized upon a disposal of Common Shares by a Luxembourg resident individual shareholder are not subject to taxation in Luxembourg, unless the transfer occurs less than 6 months after the acquisition of Common Shares or, the transfer occurs more than 6 months after the acquisition of Common Shares and the shareholder has held more than 10% of our share capital of at any time during the five preceding years. Capital gains realized upon the sale of Common Shares by a fully taxable Luxembourg resident company, or a foreign entity of the same type which has a Luxembourg permanent establishment with whom the Common Shares are connected, are fully taxable in Luxembourg.

        Net wealth tax.    Luxembourg net wealth tax will be levied on a holder of the Common Shares, if (i) such holder of the Common Shares is an individual resident in Luxembourg; or (ii) the Common Shares are attributable to an enterprise or part thereof which is carried on by a Luxembourg resident company or through a permanent establishment or a permanent representative in Luxembourg of a non-resident company.

  Residents of Luxembourg who enjoy a special tax regime in Luxembourg

        Dividends distributed to holding companies subject to the law of July 31, 1929 and to undertakings for collective investments are not subject to any Luxembourg tax.

        Capital gains realized upon the sale of the Common Shares by holding companies subject to the law of July 31, 1929 and by undertakings for collective investments are not subject to any Luxembourg tax.

        Common Shares held by holding companies subject to the law of July 31, 1929 and by undertakings for collective investments are not subject to net wealth tax.

  Other Taxes

        There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by a holder of the Common Shares as a consequence of the issuance of the Shares, nor will any of these taxes be payable as a consequence of a subsequent transfer or repurchase of the Common Shares.

        No gift, estate or inheritance taxes are levied on the transfer of the Common Shares upon the death of a holder of the Common Shares in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes.

Norwegian Taxation

Norwegian Taxation of Norwegian Shareholders

        This sub-section provides a brief description of the Norwegian taxation of Shareholders resident in Norway for tax purposes. This description does not discuss all aspects that may be relevant to such Norwegian Shareholders. You are urged to consult a tax advisor to determine your particular tax consequences.

Norwegian Tax on Dividends

        Any dividend distributed from the Company to Norwegian Shareholders is taxable income for the Norwegian Shareholders. The current tax rate is 28%. The Norwegian imputation system does not apply to dividend from a foreign company. If a Norwegian company holds at least 10% of the share capital in a company, the Norwegian company can be entitled to tax credit for a proportional share of the tax paid by that company.

        As described above, there is no withholding tax in Luxembourg on distribution of dividends from the Company. If such withholding tax should be introduced, Norwegian Shareholders can be entitled to tax credit for the withholding tax in Luxembourg.

        The Norwegian government has recently proposed in a white paper that dividends shall not be taxable for limited liability companies while the imputation system shall be abolished for individual shareholders. This is also proposed to include dividend received from companies in another EEA member state. It is not clear whether these proposals will be accepted by the Parliament.

Norwegian Tax on Gains on Disposal of Shares

        Capital gains derived from sale of shares are taxable as ordinary income, and losses are deductible. This applies irrespective of the length of time the shares are held. The current tax rate is 28%. The capital gain or loss on the sale of Common Shares is calculated as the difference between the consideration received and the cost price. Costs in connection with both the purchase and the sale of shares are deductible when calculating capital gain or loss.

        The adjustment of cost price regulations (RISK) does not apply to shares in foreign companies. A "first in - first out" principle (FIFO) will apply, implying that the shares that are acquired first are deemed to be sold first.

        In the above-mentioned white paper it has been proposed by the government that capital gains shall be exempted from taxation and losses shall not be deductible for limited liability and similar entities. This will also apply to shares in foreign companies. The proposal will not apply for individual shareholders' capital gains. It is not clear whether these proposals will be accepted by the Parliament.

Norwegian Net Wealth Tax

        Shareholders resident in Norway for tax purposes, with the exception of joint-stock-companies and similar entities, will be subject to net wealth tax on their shareholdings in Stolt Offshore. Listed shares in foreign companies are valued at 100% of the stock exchange price at January 1 in the assessment year. The marginal net wealth tax is presently 1.1%.

        The government has proposed to reduce the net wealth taxation, but it is not clear whether these proposals will be accepted by the Parliament.

Duties on the Transfer of Shares

        No duties are currently imposed in Norway on the transfer of shares, neither on acquisition nor disposal.

U.S. Federal Income Taxation

        The following is a description of the material U.S. federal income tax consequences that may be relevant with respect to the acquisition, ownership and disposition of Common Shares or ADSs. This description addresses only the U.S. federal income tax considerations of holders that will hold Common Shares or ADSs as capital assets. This description does not address tax considerations applicable to:

  •
  holders of Common Shares or ADSs that may be subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, dealers or traders in securities or currencies, tax-exempt entities,

  •
  taxpayers that have elected to use mark-to-market accounting,

  •
  persons that received Common Shares or ADSs as compensation for the performance of services,

  •
  persons that will hold Common Shares or ADSs as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes,

  •
  persons that have a "functional currency" other than the U.S. dollar, or

  •
  holders that own, or are deemed to own, 10.0% or more, by voting power or value, of the stock of Stolt Offshore.

        Moreover, this description does not address the U.S. federal estate and gift or alternative minimum tax consequences of the acquisition, ownership and disposition of Common Shares or ADSs. This description is based on:

  •
  the Internal Revenue Code of 1986, as amended (the "Code"),

  •
  U.S. Treasury Regulations issued under the Code, and

  •
  judicial and administrative interpretations of the Code and regulations,

each as in effect and available on the date of this prospectus supplement. This description is also based in part on the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        The U.S. Treasury Department has expressed concern that depositaries for ADRs, or other intermediaries between the holders of shares of an issuer and the issuer, may be taking actions that are inconsistent with the claiming of U.S. foreign tax credits by U.S. holders of such receipts or shares. Accordingly, the analysis regarding the availability of a U.S. foreign tax credit for Luxembourg taxes and sourcing rules described below could be affected by future actions that may be taken by the U.S. Treasury Department.

        For purposes of this description, a U.S. Holder is a beneficial owner of Common Shares or ADSs that, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the United States,

  •
  a partnership or corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if such trust validly elects to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A Non-U.S. Holder is a beneficial owner of Common Shares or ADSs that is not a U.S. Holder.

        If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of Common Shares or ADSs the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Common Shares or ADSs you should consult your tax advisor.

        We urge you to consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of Common Shares or ADSs.

Ownership of ADSs in General

        For U.S. federal income tax purposes, a holder of ADSs generally will be treated as the owner of the Common Shares represented by such ADSs.

Distributions

        If you are a U.S. Holder, the gross amount of any distribution by us of cash or property, other than certain distributions, if any, of Common Shares distributed pro rata to all of our shareholders, including holders of ADSs, with respect to Common Shares or ADSs will be includible in your income as dividend income to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders generally will be taxed on such distributions at the lower rates applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) with respect to taxable years beginning on or before December 31, 2008. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent, if any, that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in the Common Shares or ADSs and thereafter as capital gain. We do not maintain calculations of our earnings and profits under U.S. federal income tax principles.

        Dividends received by you with respect to Common Shares or ADSs will be treated as foreign source income, which, if you are a U.S. Holder, may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        Subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder of Common Shares or ADSs, generally you will not be subject to U.S. federal income or withholding tax on dividends received on Common Shares or ADSs, unless such income is effectively connected with your conduct of a trade or business in the U.S.

Sale or Exchange of Common Shares or ADSs

        If you are a U.S. Holder, you will generally recognize gain or loss on the sale or exchange of Common Shares or ADSs equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in the Common Shares or ADSs. Such gain or loss will be capital gain or loss. If you are a noncorporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if your holding period for such Common Shares or ADSs exceeds one year (i.e., it is a long-term capital gain). If you are a U.S. Holder, gain or loss, if any, recognized by you generally will be treated as U.S. source income or loss, as the case may be, for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        If you are a U.S. Holder, your initial tax basis of Common Shares will be the U.S. dollar value of the Norwegian kroner denominated purchase price determined on the date of purchase. If the Common Shares are treated as traded on an "established securities market," and you are a cash basis U.S. Holder (or, if you elect, an accrual basis U.S. Holder), you will determine the dollar value of the cost of such Common Shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to Norwegian kroners and the immediate use of that currency to purchase Common Shares generally will not result in taxable gain or loss for a U.S. Holder. If you are a U.S. Holder, the initial tax basis of the ADSs will be the U.S. dollar denominated purchase price determined on the date of purchase.

        With respect to the sale or exchange of Common Shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of receipt of payment in the case of a cash basis U.S. Holder and (2) the date of disposition in the case of an accrual basis U.S. Holder. If the Common Shares are treated as traded on an "established securities market," a cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

        If you are a Non-U.S. Holder of Common Shares or ADSs, subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," you will generally not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such Common Shares or ADSs unless (1) such gain is effectively connected with your conduct of a trade or business in the U.S. or (2) if you are an individual Non-U.S. Holder, you are present in the U.S. for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met.

Backup Withholding Tax and Information Reporting Requirements

        U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Common Shares or ADSs made within the U.S. to a holder of Common Shares or ADSs, other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, Common Shares or ADSs within the U.S. to a holder, other than an "exempt recipient," if you fail to furnish your correct taxpayer identification number or otherwise fail to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for years through 2010.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of Common Shares or ADSs. We urge you to consult your own tax advisor concerning the tax consequences of your particular situation.

Tax Consequences for Shareholders Resident in Other Jurisdictions

        For information about possible tax consequences for Shareholders resident in other jurisdictions for tax purposes, holders of shares are advised to consult their own tax advisors.

PLAN OF DISTRIBUTION

        New Common Shares and new ADSs in this offering are being offered to Eligible Offerees and, to the extent not subscribed by Eligible Offerees, to other investors (which may include investors in the Private Placement). The procedures for subscriptions for, and allocations of, new Common Shares and new ADSs are described under "The Offering" in this prospectus supplement.

        All of the new Common Shares and new ADSs being offered pursuant to this prospectus supplement will be offered and sold directly by us, and none of the new Common Shares or new ADSs are being underwritten or distributed by any other person.

        ABG Sundal Collier Norge ASA and Pareto Securities ASA have acted and are continuing to act as financial advisors to us and, in respect of this offering, are acting as Receiving Agents. Neither ABG Sundal Collier Norge ASA or Pareto Securities ASA is acting as an underwriter or distributor of any new Common Shares or new ADSs. We have agreed to indemnify each of these firms against certain liabilities in connection with this offering, including liabilities under applicable securities laws, and we have agreed to pay certain fees and costs incurred by these firms in connection with this offering. These firms have provided and may continue to provide investment banking and other services to us and our affiliates in the ordinary course of their respective businesses.

        This prospectus is intended for use only in connection with offers and sales of Common Shares and ADSs in the United States. Offers and sales of the Common Shares and ADSs outside the United States are being made pursuant to a separate prospectus, which is in a format consistent with the requirements of Oslo Børs and has been approved by Oslo Børs.

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this prospectus supplement and accompanying prospectus and this offering may, in some jurisdictions, be restricted by law, and this prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this prospectus supplement and accompanying prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares or ADSs, of any such restrictions.

        This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

        For investors in the United Kingdom.    The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our shareholders of which postal addresses are known to us and will also be posted on our website (http://www.stoltoffshore.com). Any shareholders or subscribers in any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on the acquisition of shares and other securities. Copies of this prospectus are available to the public in the United Kingdom, free of charge, from the address set out on the back of this prospectus.

        For investors in Switzerland.    This prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares or ADSs being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares and ADSs being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares or ADSs. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

        For investors in Germany.    The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares or the ADSs is being conducted in Germany. Any offer or sale of the Common Shares or ADSs in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares or ADSs.

        For investors in Sweden, Denmark and Luxembourg.    This prospectus supplement is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from VPS at 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

COSTS AND EXPENSES RELATED TO THE OFFERING

        Costs and expenses in connection with this offering, including the preparation of this prospectus supplement, will be paid by us, and are estimated to be as follows:

Name	Type of work	Amount(1)
ABG Sundal Collier Norge ASA, Oslo, Norway	Receiving Agent	$1,900,000	(2)
Pareto Securities ASA, Oslo, Norway	Receiving Agent	$730,000
Citibank N.A.	ADS Subscription Agent and Depositary	$330,000
Morrow & Co., Inc.	Information Agent	$8,000
Wikborg Rein & Co.	Norwegian legal advisor for Stolt Offshore	$75,000
Linklaters Loesch, Luxembourg	Luxembourg legal advisor for Stolt Offshore	$20,000
White & Case LLP	U.S. legal advisor for Stolt Offshore	$275,000
Thommessen, Krefting Greve Lund, Oslo, Norway	Norwegian legal advisor to the Managers	$20,000
Hogan & Hartson, London and New York	U.K. and U.S. legal advisor to the Managers	$25,000
Total		$3,383,000

(1)
Amounts in Norwegian Kroner (NOK), Euros (EUR) and British Pound Sterlings (GBP) have been converted into U.S. dollars at a rate of NOK 6.89, EUR 1.19 and GBP 1.78 to $1.00, each representing the noon buying rate for such currency in the City of New York for cable transfers as certified for customs purposes on May 11, 2004.

(2)
In addition, the engagement letter with ABG Sundal Collier Norge ASA states that we may, at our sole discretion, pay an additional fee of up to 0.50% of the gross proceeds from this offering.

        The Receiving Agents' fees are based on a percentage of the total proceeds from this offering. The fees of the legal advisors will be based mainly on hourly rates, and the amounts above represent current estimates. The fees of the Information Agent and ADS Subscription Agent are contractually fixed, regardless of the outcome of this offering.

        In addition, we will cover expenses for printing and distribution of this prospectus supplement, any fees to Oslo Bors and Nasdaq and other related fees and expenses connected with this offering, which are estimated to be $165,000 in the aggregate. All amounts will be paid in cash from the proceeds received from this offering.

EXPERTS

        Our consolidated financial statements as of November 30, 2003 and 2002 and for the two years ended November 30, 2003, included in the Form 20-F incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, Glasgow, United Kingdom, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing in giving those reports.

        The consolidated financial statements for the year ended November 30, 2001 were audited without qualification by Arthur Andersen, Glasgow, United Kingdom, who have ceased operations and have not reissued their report. The consolidated financial statements for the year ended November 30, 2003 include a copy of Arthur Andersen's previously issued report. As described in note 2 to the consolidated financial statements for the year ended November 30, 2003, which can be found in the Form 20-F, the prior years' consolidated financial statements have been revised to reflect reclassifications and disclosures to conform with the fiscal year 2003 presentation.

        Arthur Andersen was terminated as our independent public accountant effective July 31, 2002. On August 20, 2002, the Board approved the audit committee's recommendation that Deloitte & Touche be appointed as our independent public accountant. Pursuant to Luxembourg law requiring that the decision to appoint new auditors be subject to the approval of our Shareholders, on October 17, 2002 at an extraordinary general meeting of shareholders, our shareholders approved the decision to appoint Deloitte & Touche as our independent public accountant. Both the engagement partner and the manager for our audit are no longer with Arthur Andersen and Arthur Andersen has ceased practicing before the SEC. As a result, we have been unable to obtain after reasonable efforts written consent of Arthur Andersen to the inclusion of its audit report in this prospectus supplement. See "Risk Factors" on page S-8 in this prospectus supplement.

PROSPECTUS

STOLT OFFSHORE S.A.

Through this prospectus, we may periodically offer:

•
our common shares and

•
our debt securities,

and the selling shareholders may periodically offer our common shares owned by them.

The common shares may be offered in the form of American Depositary Shares, or ADSs, or in the form of common shares. Each ADS represents one common share.

The prices and other terms of the securities that we or the selling shareholders will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The offering price of all securities issued under this prospectus may not exceed $400,000,000.

Our ADSs are traded on the Nasdaq National Market under the symbol "SOSA" and our common shares are listed on the Oslo Stock Exchange under the symbol "STO."

We or the selling shareholders may offer securities directly and/or through agents, underwriters or dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2002

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we or one or more selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers, and we file reports and other information with the SEC in accordance with these requirements. You may read and copy these reports and other information at the public reference facilities maintained at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains a homepage on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Annual Report on Form 20-F/A for the year ended November 30, 2001 filed with the SEC on July 15, 2002;

  •
  Report on Form 6-K filed with the SEC on August 29, 2002; and

  •
  any future Reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F that we may file with the SEC under the Exchange Act until we sell all of the securities that may be offered through this prospectus or we file a post-effective amendment indicating that the offering of securities through this prospectus has been terminated.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, copies of any documents that we have incorporated by reference into this prospectus, other than exhibits that are incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us. Any requests should be directed to:

Julian Thomson
Stolt Offshore M.S. Ltd.
Dolphin House
Windmill Road
Sunbury-on-Thames
Middlesex TW16 7HT
England
Tel: (44) 1932-773-720.

        In addition, we furnish to Citibank, N.A., as Depositary under our Amended and Restated Deposit Agreement, dated July 2, 2002, copies of all reports required to be filed by us with the SEC under the

Exchange Act, including our annual reports. We are also required under the Amended and Restated Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of common shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at our expense, of such notices, other reports and communications to all holders of American Depositary Shares.

        You should rely only on the information incorporated by reference into or provided in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement or amendment is correct as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since those dates.

LIMITATIONS ON ENFORCEMENT OF CIVIL LIABILITIES

        We are a corporation organized under the laws of Luxembourg. Several of our directors and officers reside and maintain most of their assets outside the United States and it may not be possible to effect service of process within the United States on us or on such persons, or to enforce against us or them in U.S. courts judgments obtained in such courts based on the civil liability provisions of the U.S. federal securities laws. We have been advised by Elvinger, Hoss & Prussen, our Luxembourg counsel, that there is substantial doubt as to whether the courts of Luxembourg would (1) enforce judgments of U.S. courts obtained in actions against us or such directors and officers based on the civil liability provisions of the U.S. federal securities laws or (2) entertain original actions brought in Luxembourg against us or such directors and officers predicated solely upon the civil liability provisions of the U.S. federal securities laws. There is no treaty in effect between the United States and Luxembourg providing for such enforcement, and there are grounds upon which Luxembourg courts may choose not to enforce judgments of U.S. courts. Certain remedies available under the U.S. federal securities laws would not be enforced by Luxembourg courts as contrary to that nation's public policy.

STOLT OFFSHORE

        We are one of the largest offshore services contractors in the world. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We provide services and products that add value for our customers at all phases of offshore oil and gas field exploration, development and production. We survey the seabed and provide other support services for drilling test holes during the exploration phase. When a field is being developed, we apply our technical expertise and knowledge of regional conditions to offer conceptual and engineering designs for the field. We also procure or fabricate and install equipment used in field development. We combine our design and fabrication expertise to manage the building of floating facilities (known as FPSOs) that process, store and offload oil and which are used in very deep water where a platform or topside would be impractical. During the time that the field is producing oil or gas, we inspect, maintain and repair this equipment. Once the field has been depleted and is to be abandoned, we provide field decommissioning services which include the removal of offshore structures and equipment.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. We have operated in more than 60 countries and have a world class fleet of highly specialized ships, barges and unmanned underwater remotely operated vehicles deployed in the world's major offshore oil and gas exploration regions.

        We are an indirect subsidiary of Stolt-Nielsen S.A. ("SNSA"), whose shares are quoted on the Nasdaq National Market and listed on the Oslo Stock Exchange. Through its subsidiaries, SNSA is engaged in three businesses: transportation services, subsea services and seafood.

        Our registered office is located at 26, rue Louvigny, Luxembourg, and we are registered in the Companies' Registrar of the Luxembourg District Court under the designation "R.C. Luxembourg B 43172." The address of our principal executive offices is c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT, England, telephone number (44) (0) 1932-773-700. Our web site address is www.stoltoffshore.com. The information on our web site is not part of or incorporated by reference into this prospectus.

        As used in this prospectus, and any prospectus supplement, the terms "Stolt Offshore," "we," "our" and "us" refer to Stolt Offshore S.A. and its subsidiaries.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include repayment of debt, acquisitions and loans and advances to, and investments in, our subsidiaries to provide funds for working capital, repayment of debt and capital expenditures. Proceeds from any sale of our common shares by our indirect wholly owned subsidiary Stolt Offshore Investing Ltd., one of the selling shareholders, will be applied for our general corporate purposes. We will not receive any proceeds from any sale of our common shares by Stolt-Nielsen Transportation Group Ltd., a wholly owned subsidiary of SNSA.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the six-month period ended May 31, 2002, for the six-month period ended May 31, 2001 and for each of the preceding five fiscal years.

Six months ended May 31,		Year ended November 30,
2002	2001	2001	2000	1999	1998	1997
2.1	(a)	1.2	(a)	1.6	7.9	4.7

(a)
Losses and fixed charges resulted in a less than one-to-one earnings ratio. For the six months ended May 31, 2001 the deficiency was $18.7 million and for the year ended November 30, 2000 the deficiency was $43.4 million.

        For the purposes of computing the ratio of earnings to fixed charges, earnings is defined as pre-tax income from continuing operations plus fixed charges reduced by amounts of capitalized interest and income allocable to minority interests in consolidated subsidiaries that have incurred fixed charges. Only distributed earnings of non-controlled equity investees are included as part of pre-tax income from continuing operations. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness and the portion of rental expense considered to be representative of the interest component of rental payments under leases. The term "equity investees" means investments that we account for using the equity method of accounting.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of material general provisions of the debt securities that we may issue under indentures relating to our senior debt securities and our subordinated debt securities. This summary does not include all of the provisions of the indentures. We urge you to read the indentures because they define your rights. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939. We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Provisions of or terms defined in the indentures referred to in the summary below are incorporated into this summary by such reference.

General

        We may offer the following debt securities through this prospectus: senior debt securities and subordinated debt securities.

        Any senior debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement.

        The total principal amount of debt securities that can be issued under the indentures is unlimited. Except as otherwise provided in the prospectus supplement relating to a particular series of debt securities, the indentures do not limit the amount of other debt, secured or unsecured, that may be issued by us. We may issue the debt securities in one or more series.

        The indentures provide for the debt securities to be issued in registered form. However, we and the trustees may enter into supplemental indentures for the purpose of providing for the issuance of debt securities in bearer form.

        Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the percentage of principal amount at which the debt securities will be issued;

  •
  the currency or currencies, composite currency or currency units in which the principal of and any interest on the debt securities will be payable;

  •
  the date or dates on which the debt securities will mature or the method by which such date or dates will be determined;

  •
  the rate or rates at which the debt securities will bear any interest or the method by which such rate will be determined;

  •
  the date or dates on which any interest will be payable or the method by which such date or dates will be determined;

  •
  the place or places where the principal and any interest will be payable;

  •
  whether the debt securities are senior debt securities or subordinated debt securities;

  •
  the terms of any mandatory or optional repayment or redemption and any provisions for the remarketing of securities;

  •
  any index used to determine the amount of payments of principal or any interest on the debt securities;

  •
  whether the debt securities will be issued as discounted debt securities;

  •
  whether we will be obligated to pay any additional amounts in the event that any Luxembourg taxes or certain other charges are levied or imposed on payments on the debt securities as provided below under "—Payments of Additional Amounts";

  •
  whether we may redeem the debt securities before their maturity as a result of any amendment or change in Luxembourg taxes as provided below under "—Tax Redemption";

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

  •
  any other terms of the debt securities.

        Each of the indentures provides that debt securities of a single series may be issued at various times, with different maturity dates and redemption and repayment provisions, if any, and may bear interest at different rates. In addition, unless we otherwise specify in a prospectus supplement, we may reopen a series to issue more debt securities of that series without the consent of any holder of debt securities. If interest is payable on the debt securities, the persons to which and the manner in which it will be paid will be set forth in the prospectus supplement relating to the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will represent our unsecured, unsubordinated indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness. The senior debt securities will rank equally without any preference among themselves and with all of our other present and future unsecured, unsubordinated obligations, except as required by law. The subordinated debt securities will represent our unsecured indebtedness and, as set forth below under "—Subordination of Subordinated Debt Securities," will be subordinated in right of payment to all of our senior indebtedness (as defined below). The subordinated debt securities will rank equally without any preference among themselves and with all of our other present and future unsecured and equally subordinated obligations, except as required by law.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax consequences and other special considerations applicable to the discounted debt securities will be described in the prospectus supplement relating to these debt securities.

        Unless the prospectus supplement for a particular series of debt securities provides that the debt securities of that series may be redeemed at the option of the holder, the indentures and the debt securities would not provide for redemption at the option of a holder nor necessarily afford holders protection in the event of a highly leveraged or other transaction that may adversely affect holders.

Governing Law

        The debt securities and each of the indentures under which they will be issued are governed by the laws of the State of New York.

        There are no limitations under the laws of Luxembourg or our Articles of Incorporation on the right of non-residents of Luxembourg to hold the debt securities issued by us.

Global Securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless otherwise indicated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants, and transfers of global certificates will be effected only through these records.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book entry system. The rules that apply to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indentures will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we and the trustees will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective beneficial interests in the global certificates as shown on DTC's records as of the record date for such payment. Payments by participants to owners of beneficial interests in the global certificates will be governed by customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with debt securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the trustees or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

  •
  we determine not to have the debt securities of the series represented by global certificates and notify the applicable trustee of our decision.

Tax Redemption

        If the prospectus supplement for a particular series of debt securities provides, we may redeem that series of debt securities before their maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  change in, or amendment to, the laws and regulations of Luxembourg or any political subdivision; or

  •
  change in the application or official interpretation of such laws or regulations,

where such amendment or change becomes effective after the date of the issuance of the series of debt securities (a "tax event"), we become, or will become, obligated to pay any additional amounts as provided below under "—Payments of Additional Amounts."

        Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 45 days prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

  •
  an opinion of independent legal counsel to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        We will give you at least 30 days', but not more than 60 days', notice before any redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date. No notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay additional amounts were a payment on the debt securities of the series then due.

Payments of Additional Amounts

        If the prospectus supplement for a particular series of debt securities provides, we will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of the indenture or imposed in the future by or on behalf of Luxembourg or any taxing authority having jurisdiction in Luxembourg or over Luxembourg with respect to such payments. If any such taxes or other charges are levied or imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction. No additional amounts, however, will be paid to you, or to a third party on your behalf, for any such taxes or charges that have been imposed by reason of:

  •
  you (or a fiduciary, settlor, beneficiary, member or shareholder if you are an estate, a trust, a partnership or a corporation) being a citizen or resident or deemed a resident of Luxembourg or of the European Union or having some present or former connection with Luxembourg other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

  •
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax or governmental charge;

  •
  any tax or other governmental charge that is payable other than by withholding from payments on the debt security; or

  •
  any combination of the foregoing events or circumstances.

        Furthermore, no additional amounts will be paid with respect to any payment to you if you are a fiduciary or partnership or other than the sole beneficial owner of the payment if a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder. Any reference in this summary or in the indentures or the debt securities to the payment of principal or interest on or in respect of a debt security will be deemed to include the payment of additional amounts that may be payable as described in this paragraph.

Certain Covenants Applicable to Senior Debt Securities

Certain Definitions Applicable to Covenants

        The term "attributable debt" means the total net amount of rent required to be paid by us or a subsidiary under any lease during the remaining term of the lease, discounted from the due dates of the rent to the date of determination at the rate of interest per annum implicit in the terms of the lease (as determined by us or such subsidiary) compounded semiannually. The net amount of rent required to be paid under any lease for any period is the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which the lessee has the right to terminate upon paying a penalty, the net amount of rent will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date that it may be terminated by the lessee.

        The term "consolidated net tangible assets" means the aggregate amount of our and our subsidiaries' assets after deducting: (1) applicable reserves and other properly deductible items, (2) all current liabilities (excluding (a) any liabilities that the obligor has the right to extend or renew to a time more than 12 months after the date on which the amount of consolidated net tangible assets is being computed and (b) current maturities of long-term indebtedness and capital lease obligations) and (3) all goodwill, all as shown in our most recent consolidated balance sheet, computed in accordance with U.S. GAAP.

        The term "funded debt" means all indebtedness for money borrowed with a maturity of more than 12 months from the date as of which the amount of funded debt is to be determined or having a maturity of less than 12 months but which the borrower has the right to renew or extend beyond 12 months from such date.

        The term "subsidiary" means any entity of which we or one or more other subsidiaries of ours directly or indirectly owns or controls at least a majority of the outstanding stock or other ownership interests that carry the power to vote in the election of directors, managers or trustees of such entity or other persons performing similar functions (whether or not stock or other ownership interests of any other class of such entity has or might have voting power as a result of the happening of any contingency).

Limitation on Liens

        We will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (referred to in this summary as "debt") if such debt is secured by pledge of, or mortgage, deed of trust or other lien on any part of our or any such subsidiary's, as the case may be, undertakings, assets or revenues, present or future (such pledges, mortgages, deeds of trust and other liens being referred to in this summary as "mortgages"), without effectively providing that the senior debt securities of all series issued under the indenture (and, if we so determine, any other of our or such subsidiary's debt then existing or thereafter created which is not subordinated to the senior debt securities) will be secured equally and ratably with (or, at our option, prior to) such secured debt so long as such secured debt shall be so secured. This restriction, however, will not apply if the aggregate principal amount of all such secured debt which would otherwise be prohibited, plus all of our and our subsidiaries' attributable debt in respect of "sale and leaseback transactions" (as defined below) which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below, would not exceed the greater of (1) $150,000,000 or (2) 15% of consolidated net tangible assets. This restriction also will not apply to, and there will be excluded from secured debt in any computation under this restriction, debt secured by:

(1)
mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time it becomes a subsidiary;

(2)
mortgages to secure indebtedness of any subsidiary to us or to another subsidiary;

(3)
mortgages for taxes, assessments or governmental charges (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings;

(4)
materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other similar mortgages, or deposits to obtain the release of such mortgages;

(5)
mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith;

(6)
mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and mortgages made in the ordinary course of business for similar purposes;

(7)
mortgages on property, shares of stock or debt existing at the time of acquisition thereof or to secure the payment of any part of the purchase price or construction or improvement cost thereof or to secure any debt incurred before, at the time of, or within one year after, the acquisition of the property, shares of stock or debt or the completion of any such construction or the commencement of commercial operation of the property, whichever is later, for the purpose of financing any part of the purchase price or construction cost of the property;

(8)
mortgages to secure guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising in the ordinary course of business out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, or merchandise, equipment or services;

(9)
mortgages existing at the date of the senior debt indenture; and

(10)
any extension, renewal or replacement of any mortgage referred to in the foregoing clauses (1) to (9), so long as (a) the extension, renewal or replacement mortgage is limited to the part of the same property, shares of stock or debt that secured the mortgage extended, renewed or replaced (plus improvements on such property) and (b) the debt secured by the mortgage at such time is not increased.

Limitation on Sales and Leasebacks

        We will not, and will not permit any subsidiary to, enter into any arrangement with any lender or investor (not including us or any subsidiary), or to which any such lender or investor is a party, that provides for us or any subsidiary to lease for a period, including renewals, in excess of five years, any property if we or any such subsidiary have sold or will sell or transfer the property more than 270 days after the acquisition of the property or after the completion of construction and commencement of full operation of the property to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property (herein referred to as a "sale and leaseback transaction") unless either:

  (1)
  we or such subsidiary could create debt secured by a mortgage on the property to be leased back in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the senior debt securities of all series pursuant to the provisions of the covenant limiting liens described above; or

  (2)
  we, within 180 days after we or such subsidiary sells or transfers the property, apply an amount equal to the greater of (a) the net proceeds of the sale of the property and (b) the fair market value of the property at the time of entering into such arrangement (as determined by us) to: (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in the sale) having a value at least equal to the net proceeds of the sale; or (y) the retirement of our or any subsidiary's funded debt (other than as a result of payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision).

  The amount required to be applied to the retirement of our or any subsidiary's funded debt pursuant to clause (y) above will be reduced by:

  (a)
  the principal amount of any senior debt securities of any series (or, if the senior debt securities of any series are original issue discount securities or provide that an amount other than the face amount thereof will or may be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, such portion of the principal amount or other amount as may be due and payable thereon pursuant to a declaration in accordance with Section 4.1 of the senior debt indenture) delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation; and

  (b)
  the principal amount of funded debt, other than the senior debt securities of any series, voluntarily retired by us or any subsidiary within 180 days after such sale or transfer.

Events of Default, Waiver and Notice under the Senior Debt Securities

        An event of default with respect to any series of senior debt securities means any of the following:

  (1)
  default in the payment of any installment of interest or any additional amounts on the senior debt securities of such series and the continuance of such default for 30 days;

  (2)
  default in the payment of the principal of (and premium, if any, on), any of the senior debt securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for a period of 30 days;

  (3)
  default in the payment of any sinking fund installment on the senior debt securities of such series and the continuance of such default for a period of 30 days;

  (4)
  default in our performance of any other covenant or agreement contained in the senior debt indenture for the benefit of such series and the continuance of such default for 90 days after we are given a written notice of default as provided in the indenture;

  (5)
  default by us or any subsidiary:

  (a)
  in the payment of the principal or any interest on any note, bond, coupon or other instrument evidencing indebtedness for money borrowed in a total principal amount of $50,000,000 or more, other than the senior debt securities of such series, issued, assumed or guaranteed by us or such subsidiary, when and as the same shall become due and payable, if such default shall continue for more than any period of grace originally applicable thereto and the time for payment of such amount has not been effectively extended, or

  (b)
  in the observance of any other terms and conditions relating to any such indebtedness for money borrowed, if the effect of such default is to cause such indebtedness to become due prior to its stated maturity, and in the case of (a) or (b), such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after we are given a notice of default as provided in the Indenture;

  (6)
  certain events of bankruptcy, liquidation, insolvency or reorganization relating to us; or

  (7)
  any other event of default provided in or pursuant to the senior debt indenture with respect to such series.

        The trustee must, within 90 days after the occurrence of a default, give all holders of senior debt securities of the relevant series then outstanding notice of all uncured defaults known to it. The trustee may withhold notice of any default (except in the case of a default in the payment of principal or any premium or interest on any senior debt security of any series, or in the payment of any sinking fund installment with respect to senior debt securities of any series) if it in good faith determines that the withholding of the notice is in the interest of the holders of outstanding senior debt securities of such series.

        If an event of default with respect to senior debt securities of any series at the time outstanding shall occur and be continuing, then, unless the principal amount of all the securities of such series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the indenture) of the senior debt securities of such series then outstanding may declare the principal (or, in the case of original issue discount senior debt securities, the portion thereof as may be specified in the prospectus supplement relating to such series) of the senior debt securities of such series and any interest accrued thereon to be due and payable immediately. If this happens, subject to the requirement that we take certain actions to cure the default, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may annul such declaration.

        Prior to the declaration referred to in the preceding paragraph, the holders of a majority in aggregate principal amount of the senior debt securities may waive certain defaults.

        The Trust Indenture Act requires that we file with the trustee annually a written statement as to the presence or absence of certain defaults under the terms of the indenture.

        If a default or an event of default occurs and is continuing with respect to any series of senior debt securities, the holders of not less than a majority in aggregate principal amount (calculated as provided in the indenture) of the senior debt securities of such affected series then outstanding (with each such series voting separately as a class) may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any trust or power conferred on the trustee by the indenture with respect to senior debt securities of the series.

        The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the holders of senior debt securities issued thereunder unless the holders offer to the trustee reasonable security or indemnity against expenses and liabilities.

Events of Default, Waiver and Notice under the Subordinated Debt Securities

        An event of default with respect to any series of subordinated debt securities means any of the following:

  (1)
  default in the payment of any installment of interest or any additional amounts on the subordinated debt securities of such series and the continuance of such default for 30 days;

  (2)
  default in the payment of the principal of (and premium, if any on), any of the subordinated debt securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for 30 days;

  (3)
  default in the payment of any sinking fund installment on the subordinated debt securities of such series and the continuance of such default for 30 days;

  (4)
  default in our performance of any other covenant or agreement contained in the indenture for the benefit of such series and the continuance of such default for 90 days after we are given written notice as provided in the indenture;

  (5)
  certain events of bankruptcy, liquidation, insolvency or moratorium of payments relating to us; or

  (6)
  any other event of default provided in or pursuant to the subordinated debt indenture with respect to such series.

        The trustee must, within 90 days after the occurrence of a default, give all holders of subordinated debt securities of the relevant series then outstanding notice of all uncured defaults known to it. The trustee may withhold notice of any default (except in the case of a default in the payment of principal and any premium or any interest on any subordinated debt security of any series, or in the payment of any sinking fund installment with respect to subordinated debt securities of any series) if it in good faith determines that the withholding of the notice is in the interest of the holders of outstanding subordinated debt securities of the series.

        If an event of default with respect to subordinated debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then, unless the principal amount of all the securities of such series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the indenture) of the subordinated debt securities of such series then outstanding may declare the principal (or, in the case of original issue discount debt securities, the portion thereof as may be specified in the prospectus supplement relating to such series) of the subordinated debt securities of such series and any interest accrued thereon to be due and payable immediately; provided, however, that the payment of such principal and interest shall remain subordinated to the extent provided in the subordinated debt indenture. If this happens, subject to the requirement that we take certain action to cure the default, the holders of at least a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding may annul such declaration.

        Prior to the declaration referred to in the preceding paragraph, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive certain defaults.

        The Trust Indenture Act requires that we file with the trustee annually a written statement as to the presence or absence of certain defaults under the terms of the indenture.

        If a default or an event of default occurs and is continuing with respect to any series of subordinated debt securities, the holders of at least a majority in aggregate principal amount (calculated as provided in the indenture) of the subordinated debt securities of the affected series then outstanding (with each such series voting separately as a class) may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any trust or power conferred on the trustee by the indenture with respect to subordinated debt securities of the series.

        The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the holders of subordinated debt securities issued thereunder unless the holders offer to the trustee reasonable security or indemnity against expenses and liabilities.

Subordination of Subordinated Debt Securities

        The indebtedness represented by the subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

        The term "senior indebtedness" means the principal of and any premium and interest on any of our indebtedness outstanding on the date of the subordinated debt indenture or to be created, assumed or incurred by us unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

        The term "indebtedness" means any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money and any deferred obligation for the payment of the purchase price of property or assets.

        In the event that we pay or distribute our assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution and liquidation, whether voluntary or involuntary, or in any bankruptcy proceedings, moratorium of payments or in other similar proceedings, then we will pay all principal, premium, if any, and interest due upon all senior indebtedness or will provide for the payment thereof to the satisfaction of the holders of the senior indebtedness, before we make any payment or distribution on account of the redemption price or principal of, any premium, any additional amounts or any interest on the subordinated debt securities.

        As a result of this subordination, in the event of our dissolution, liquidation or bankruptcy or moratorium of payments by us or any similar event, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Defeasance

Defeasance and Discharge

        Each of the indentures provides that we may be discharged from any obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust). We will be so discharged upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations (as defined in the applicable indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the debt securities of such series on the stated maturity of such payments in accordance with the terms of such indenture and the debt securities of such series. This trust may only be established if, among other things, we deliver to the trustee an opinion of counsel (who may be our counsel) stating that either (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the date of the applicable indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. The opinion of counsel is not required to be delivered if the relevant debt securities (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption.

Defeasance of Certain Covenants and Certain Events of Default

        The senior indenture provides that we may omit to comply with (1) the covenants regarding limitations on sale and leaseback transactions and limitations on liens described above and (2) the other covenants referred to in Section 4.1(d) of the senior indenture (described in clause (4) under the caption "—Events of Default, Waiver and Notice under the Senior Debt Securities" above). Any omission to comply with those covenants will not constitute an event of default under the senior indenture and the senior debt securities of a series issued thereunder if certain conditions are met and we, among other things:

  •
  deposit with the applicable trustee, in trust, money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the senior debt securities of such series on the stated maturity of such payments in accordance with the terms of the senior indenture and the senior debt securities of such series; and

  •
  in some circumstances, deliver to the trustee an opinion of counsel stating that the holders of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance of certain covenants and events of default and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

        Notwithstanding compliance with the foregoing requirements, our obligations under the senior indenture, other than with respect to the covenants referred to above, and the events of default, other than the events of default relating to these covenants, will remain in full force and effect.

        If we exercise our option to omit compliance with certain covenants of the senior indenture with respect to the senior debt securities of a series issued thereunder as described in the preceding paragraph and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under the caption "—Events of Default, Waiver and Notice under the Senior Debt Securities" above, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default.

Modification of the Indentures

        Each indenture contains provisions permitting us and the trustee thereunder, with the consent of the holders of at least a majority in total principal amount (calculated as provided in the indentures) of the outstanding debt securities of all series issued thereunder affected by such modification (all such series voting as a single class), to modify such indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder. However, we and the trustee cannot, without the consent of the holder of each debt security so affected:

  (1)
  extend the fixed maturity of the debt security;

  (2)
  reduce the principal amount thereof or reduce the rate or extend the time of any payment of interest thereon or reduce any additional amount payable thereon;

  (3)
  make the principal amount thereof or any interest thereon payable in any coin or currency other than that provided in such debt security;

  (4)
  reduce the portion of the principal amount of an original issue discount debt security (or a debt security that provides that an amount other than the face amount thereof will or may be payable upon a declaration of acceleration of the maturity thereof) due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in any action or proceeding pursuant to Section 4.2 of such indenture;

  (5)
  reduce any amount payable upon redemption of such debt security;

  (6)
  reduce the overdue rate thereof;

  (7)
  impair, if such debt security provides therefor, any right of repayment at the option of the holder of such debt security; or

  (8)
  reduce the percentage of the debt securities the consent of the holders of which is required for any such modification.

        The indenture relating to subordinated debt securities also provides that we and the applicable trustee cannot enter into any supplemental indenture if it would modify the terms providing for subordination of the subordinated debt securities in a manner adverse to the holders of the subordinated debt securities.

        Each of the indentures also permits us and the trustee to amend such indenture in certain circumstances without the consent of the holders of any debt securities issued thereunder to evidence the merger of Stolt Offshore or the replacement of the trustee and for certain other purposes, including to amend or supplement any provision contained in the applicable indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of outstanding debt securities.

Consolidation, Merger or Disposition of Assets of Stolt Offshore

        Each of the indentures provides that we may consolidate or merge with any other entity or sell, convey or lease all or substantially all of our property if, upon any such consolidation or merger:

  (1)
  the entity (if other than Stolt Offshore) formed by such consolidation or merger expressly assumes, by supplemental indenture satisfactory in form to the trustee under the applicable indenture, the due and punctual payment of principal of and any interest on the debt securities issued pursuant to such indenture, and the due and punctual observance of all of the covenants and conditions of such indenture to be performed by us; and

  (2)
  we and any successor entity resulting from such consolidation or merger, immediately after such consolidation or merger, or sale, conveyance or lease, are not in default in the performance of any covenant or condition of such indenture.

Concerning the Trustees

        Except during the continuance of an event of default, each of the trustees will perform only those duties that are specifically set forth in the relevant indenture. During the continuance of any event of default under an indenture, the trustee thereunder will exercise its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use his rights under the circumstances in the conduct of his own affairs.

        Each of the trustees may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not a trustee under an indenture.

DESCRIPTION OF SHARE CAPITAL

        Set forth below is a summary of material information relating to our share capital, including summaries of certain provisions of our Articles of Incorporation and applicable Luxembourg law in effect at the date hereof. This summary does not include all of the provisions of our Articles of Incorporation and applicable Luxembourg law. We urge you to read the full Articles of Incorporation which have been included as an exhibit to the Registration Statement. The full text of the Articles of Incorporation is available at our registered office.

Authorized Shares

        Our authorized share capital consists of:

  •
  140,000,000 common shares, par value U.S. $2.00 per share, and

  •
  34,000,000 class B shares, par value U.S. $2.00 per share.

        Pursuant to our Articles of Incorporation, and as required by Luxembourg law as presently in effect, authorized capital will automatically be reduced to the amount represented by outstanding shares on the fifth anniversary date of the publication of the most recent amendment of the Articles revising our authorized capital. Amendments amending our authorized capital were approved at an Extraordinary General Meeting held on March 6, 2001, and publication of such amendment in the Official Gazette took place in October 2001. From time to time we take such steps that are required to continue the authorized capital in effect.

        The Board of Directors is authorized to issue additional common shares and class B shares, from time to time, up to the maximum authorized number. The Articles of Incorporation require all shares to be issued in registered form. All shares, when issued, are fully paid and non-assessable. All shares are freely transferable by the holder thereof, unless the Articles of Incorporation provide otherwise.

        As a general rule, shareholders are entitled to preemptive rights under Luxembourg law in respect of the issuance of shares for cash, unless the Articles of Incorporation provide otherwise. The resolutions passed by our shareholders authorized the Board of Directors to deny shareholders' preemptive rights for a period of five years and our Board of Directors has done so with respect to all authorized but unissued common shares. Upon the expiration of authorized but unissued shares as described above, the suppression of preemptive rights will also terminate and shareholders will be entitled to preemptive rights once again unless the Board of Directors recommends denying further such rights and such recommendation is approved by the shareholders. As a result, common shares will not be entitled to preemptive rights for a period of at least five years ending October 2006.

        In addition to the authorized common shares and class B shares set forth above, an additional 1,500,000 class A shares, par value U.S. $2.00 per share, have been authorized for the sole purpose of options granted under our existing stock option plans, and may not be used for any other purpose. The rights, preferences and priorities of such class A shares are set forth in the Articles of Incorporation.

All such class A shares convert to common shares immediately upon issuance. Such authorized class A shares and all of the rights relating thereto shall expire, without further action, on December 31, 2009.

Voting Rights

        Except for matters where applicable law requires the approval of both classes of shares voting as separate classes, common shares and class B shares vote as a single class on all matters submitted to a vote of the shareholders, with each share entitled to one vote. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, to close the register of shareholders or to set as a record date for the determination of the shareholders entitled to notice and to vote at any such meeting or any adjournment thereof. Under Luxembourg law, shareholder action can generally be taken by a simple majority of common shares and class B shares present or represented at a meeting, without regard to any minimum quorum requirements. Three exceptions to the law are (i) to amend the Articles of Incorporation which requires (x) a two-thirds vote of those common shares and class B shares present or represented, and (y) when the meeting is first convened, a quorum of 50% of the outstanding shares entitled to vote; (ii) to change the country of incorporation of Stolt Offshore to a country other than Luxembourg or to increase the contribution of the shareholders, which require the affirmative vote of 100% of the common shares and class B shares; and (iii) any action for which the Articles of Incorporation require more than a majority vote or a quorum. Luxembourg law further provides that a two-thirds majority vote of those shares present or represented and when the meeting is first convened, a quorum of 50% of such shares, of the outstanding common shares and class B shares, each voting and counted for quorum purposes as a separate class, is required to authorize any amendment to the Articles of Incorporation in respect of a recapitalization, reclassification and similar transactions affecting the relative rights, preferences and priorities of the common shares and class B shares if such class of shares is adversely affected thereby.

Shareholder Meetings and Notice Thereof

        Under the Articles of Incorporation, we are required to hold a general meeting of shareholders each year in Luxembourg. The meeting is normally convened in April. In addition, the Board of Directors may call any number of extraordinary general meetings, which may be held in Luxembourg or elsewhere, although any extraordinary general meeting convened to amend the Articles of Incorporation will be held in Luxembourg. The Board of Directors is further obliged to call a general meeting of shareholders to be held within thirty days after receipt of a written demand therefor by shareholders representing at least one-fifth of the outstanding shares entitled to vote thereat.

        The Articles of Incorporation require notice of any general meeting to be sent by first class mail, postage prepaid, to all shareholders at least twenty days prior to such meeting. Shareholders may be represented by written proxy, provided the written proxy is deposited with us at our registered office in Luxembourg, or with any Director, at least five days before the meeting.

Dividends

        Under the Articles, holders of common shares and class B shares participate in all dividends, if any are declared, provided that, in the case of cash or property dividends, each class B share shall receive $0.005 per share for each $0.01 per share in cash or value paid on each common share. No dividend, in cash or property, may be paid separately on either class of shares. If share dividends are declared, holders of common shares will receive common shares and holders of class B shares will receive class B shares if sufficient authorized shares are available and sufficient surplus exists.

        Interim dividends can be declared up to three times in any fiscal year by the Board of Directors. Interim dividends can be paid, but only after the prior year's financial statements have been approved by the shareholders at a general meeting and any such interim dividend must be approved by our independent auditors. Final dividends are declared once a year at the annual general meeting of the shareholders. Interim and final dividends on common shares and class B shares can be paid out of earnings, retained and current, as well as paid in surplus.

        Luxembourg law authorizes the payment of stock dividends if sufficient surplus exists to provide for the related increase in stated capital or the par value of the shares issued in connection with any stock dividend.

        Luxembourg law requires that 5% of our unconsolidated net profit each year be allocated to a legal reserve before declaration of dividends. This requirement continues until the reserve is 10% of our stated capital, as represented by the common shares and class B shares, after which no further allocations are required until further issuance of shares.

        The legal reserve may also be satisfied by allocation of the required amount at the time of issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all existing common shares and class B shares has heretofore been satisfied and appropriate allocations will be made to the legal reserve account at the time of each new issuance of common shares and class B shares.

Liquidation Preference

        Under the Articles of Incorporation, in the event of a liquidation, all of our debts and obligations must first be paid, and thereafter all of our remaining assets are paid to the holders of common shares and class B shares, provided that each class B share shall receive $0.005 per share for each $0.01 per share in cash or value paid to each common share.

Conversion Rights

        Class B shares are convertible into common shares on a two-for-one basis, at any time at the option of the holders thereof. In addition, if Stolt-Nielsen Transportation Group Ltd., a wholly owned subsidiary of SNSA, or its affiliates dispose of class B shares to a third party, each class B share disposed of shall automatically convert into one-half of one common share. Furthermore, in the event that Stolt-Nielsen Transportation Group Ltd. (or any entity controlling, controlled by or under common control with it) shall own shares (whether class B shares or common shares) representing less than a majority of the combined voting power of our then outstanding shares, then, without any action on the part of the holders thereof, each such class B share shall automatically convert into one-half of one common share.

Restrictions on Shareholders

        Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage," which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in the Articles) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20% of our outstanding shares unless a majority of the Board of Directors shall have authorized such shareholding in advance.

        The Articles of Incorporation provide that the foregoing restrictions shall not apply to any person who was a shareholder as of March 10, 1993, or certain Affiliates or Associates (as such terms are defined in the Articles of Incorporation) of such person.

        In addition, the Board of Directors is authorized to restrict, reduce or prevent the ownership of our shares if it appears to the Board that such ownership may threaten us with "imminent and grave damage." Luxembourg company law does not provide a specific definition of imminent and grave damage, but instead leaves the interpretation of the phrase within the Board's discretion. We have been advised by Elvinger, Hoss & Prussen, that there are no Luxembourg judicial interpretations of the phrase, but that situations involving hostile takeovers, adverse tax consequences or governmental sanctions are likely to be among the situations covered by such phrase.

        In order to enforce the foregoing restrictions, the Articles of Incorporation empower the Board of Directors to take certain remedial action including causing us: (i) to decline to register any prohibited transfer; (ii) to decline to recognize any vote of a shareholder precluded from holding shares; (iii) to require any shareholder on our register of shareholders or any prospective shareholder to provide information to determine whether such person is precluded from holding shares and (iv) upon the issuance of a notice, to require the sale of shares to us at the lesser of (A) the amount paid for the shares if acquired within the twelve months immediately preceding the date of the notice, and (B) the last quoted sale price for the shares on the day immediately preceding the day on which the notice is served (provided that the Board of Directors may in its discretion pay the amount calculated under (B) in situations where (A) would otherwise apply and result in a lower purchase price, if the Board determines it equitable after taking into account specified factors); and to remove the name of any shareholder from the register of shareholders immediately after the close of business on the day the notice is issued and payment is made available. The foregoing defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

        There are no limitations currently imposed by Luxembourg law on the rights of non-resident Stolt Offshore shareholders to hold or vote their shares.

Change In Control

        Except as described above, there are no provisions in our Articles of Incorporation that would have the effect of delaying, deferring or preventing a change in control of Stolt Offshore and that would only operate with respect to a merger, acquisition or corporate restructure involving us or any of our subsidiaries.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS
RELATING TO COMMON SHARES

        Citibank, N.A. is the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 111 Wall Street, 20th Floor, New York, New York 10043. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank's custodian to safekeep the securities on deposit is Den norske Bank ASA, located at Stranden 21, Oslo 0107, Norway.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please refer to Registration Number 333-90470 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

        Each ADS represents the right to receive one fully paid common share, par value $2.00 per share, of Stolt Offshore S.A., on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of Luxembourg, which may be different from the laws in the United States.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the "holder." When we refer to "you", we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank and deposit the funds with the custodian. Upon receipt of such notice and of confirmation from the custodian of the deposit of the requisite funds, the depositary bank will arrange, if funds are not in U.S. dollars, for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, as of the applicable record date.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and other governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

        Whenever we issue a dividend or make a free distribution of common shares, we will notify the depositary bank and deposit the applicable number of common shares with the custodian. Upon receipt of notice of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or, if additional ADSs are not distributed, modify the ADS-to-common share ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-common share ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and other governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional common shares or rights of any other nature, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and feasible to distribute such rights to holders.

        The depositary bank will establish procedures to distribute such rights to holders and to enable such holders to exercise such rights if it is lawful and feasible to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new common shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

  •
  we fail to deliver satisfactory documents to the depositary bank; or

  •
  it is not lawful and feasible to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and feasible. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

        Whenever we intend to distribute property other than cash, common shares or rights, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and feasible.

        If it is lawful and feasible to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in any manner it deems equitable and practicable. The distributions will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

        The depositary bank will not distribute the property to you and will sell the property if:

  •
  we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

  •
  we do not deliver satisfactory documents to the depositary bank; or

  •
  the depositary bank determines that all or a portion of the distribution to you is not lawful or feasible.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If we provide such notice to the depositary bank in a timely manner, the depositary bank will mail such notice of the redemption to the holders.

        The custodian will be instructed to surrender the common shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be redeemed will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Common Shares

        The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law as evidenced in documents satisfactory to the depositary bank, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may to the extent permitted by law as evidenced in documents satisfactory to the depositary bank sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposit common shares, together with all other documentation required by the depositary bank, with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Luxembourg legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other governmental charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian's offices. Your ability to withdraw the common shares may be limited by U.S. and Luxembourg considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary the fees for the making of withdrawals and the cancellation of ADSs and any fees, taxes and other governmental charges payable in connection with such surrender and withdrawal. You assume the risk for delivery of all funds and securities upon withdrawal.

        If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank may only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  obligations to pay fees, taxes and similar charges.

  •
  restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of applicable law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in "Description of Share Capital—Voting Rights."

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with a statement that holders of record as of a certain date will be entitled to instruct the depositary bank as to the exercise of voting rights and information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service		Fees
•	Issuance of ADSs	Up to U.S. 5¢ per ADS issued
•	Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled

•	Distribution of cash dividends or other cash distributions	Up to U.S. 2¢ per ADS held

•	Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights.	Up to U.S. 5¢ per ADS issued

•	Transfer of ADRs	U.S. $1.50 per certificate presented for transfer

        As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

  •
  fees for the transfer and registration of common shares charged by the registrar and transfer agent for the common shares in Luxembourg (i.e., upon deposit and withdrawal of common shares);

  •
  expenses incurred for converting foreign currency into U.S. dollars; and

  •
  expenses for cable, telex and fax transmissions and for delivery of securities.

        We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933 or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except in order to comply with mandatory provisions of applicable law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.

        Upon termination, the following will occur under the deposit agreement:

  •
  For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the common shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those common shares on the same terms as prior to the termination. During such six months' period the depositary bank will continue to collect all distributions received on the common shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

  •
  After the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York City facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

  •
  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any information submitted to it by us for distribution to you or for the accuracy of any translation of such information, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, common shares or other securities for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  We and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Articles of Incorporation, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Articles of Incorporation or in any provisions of securities on deposit.

  •
  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

        The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of common shares or release common shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is reasonable, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not reasonable or lawful, or if any required approvals or licenses are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holder.

SELLING SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common share equivalents (including common shares and class B shares convertible into common shares) by the selling shareholders as of June 30, 2002. Stolt Offshore Investing Ltd. ("SOIL") is a wholly owned indirect subsidiary of Stolt Offshore. Stolt-Nielsen Transportation Group Ltd. ("SNTG") is a wholly owned subsidiary of our parent corporation, SNSA. To the extent indicated in the related prospectus supplement, one or more of our selling shareholders may from time to time offer our common shares for sale.

Name	Common Share Equivalents Beneficially Owned
	Number		Percent
Stolt Offshore Investing Ltd.[1]	3,392,478		4.8%
Stolt-Nielsen Transportation Group Ltd.[2]	49,275,223	[3]	56.5%

(1)
SOIL is a Bermuda corporation with its principal executive offices at Clarendon House, 2 Church Street, Hamilton, Bermuda. The 3,392,478 common shares beneficially owned by SOIL are held as treasury shares and are not considered a part of Stolt Offshore's outstanding share capital but are deemed to be outstanding for purposes of calculating the percentage ownership by SOIL and SNTG.

(2)
SNTG is a Liberian corporation with its principal executive offices at 80 Broad Street, Monrovia, Liberia. It is a wholly owned subsidiary of SNSA. As of June 30, 2002, the Stolt-Nielsen family (including Jacob Stolt-Nielsen and Niels G. Stolt-Nielsen), directly and indirectly through Fiducia Ltd., controlled approximately 60% of the outstanding voting shares of SNSA.

(3)
This figure includes 34,000,000 class B shares convertible into 17,000,000 common shares. The common shares into which the class B shares are convertible are deemed to be outstanding for the purpose of computing the percentage of ownership of SNTG, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group including SOIL.

Registration Rights Agreement

        We are party to a registration rights agreement with the predecessor to SNTG relating to the registration of our common shares owned by SNTG or its affiliates, including those issuable upon conversion of the class B shares. Under this agreement, SNTG has both "piggyback" and "demand" registration rights. The piggyback rights, which are unlimited, require us to provide notice to SNTG if we propose to register any of our common shares under the Securities Act and to allow SNTG or the affiliate to include common shares owned by it or the affiliate in our registration statement. SNTG also has four demand registration rights effective until in May 2003, which enable it or its affiliates to demand that their common shares be registered and may require us to file a registration statement under the Securities Act at our expense.

PLAN OF DISTRIBUTION

        We or the selling shareholders may sell securities from time to time as follows:

  •
  through or to agents;

  •
  to dealers or underwriters;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In particular, the selling shareholders (including any donee or pledgee thereof) may sell or distribute their common shares (directly or in the form of ADSs) from time to time in one or more public or private transactions, including:

  •
  block trades;

  •
  on any exchange or in the over-the-counter market;

  •
  in transactions otherwise than on an exchange or in the over-the-counter market;

  •
  through the writing of put or call options relating to such securities;

  •
  the short sales of such securities;

  •
  through the lending of such securities; or

  •
  through a combination of any of the above.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

        The sale of the securities offered by this prospectus may be made from time to time in one or more transactions at fixed prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. Sales of our common shares (directly or in the form of ADSs) may be made from time to time in one or more transactions on the Nasdaq National Market or the Oslo Stock Exchange, in negotiated transactions or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at other negotiated prices.

        We or the selling shareholders may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf or on behalf of the selling shareholders. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the selling shareholders may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act and any commissions they receive from us or the selling shareholders may be deemed to be underwriting discounts and commissions under the Securities Act.

        From time to time, we or the selling shareholders may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public. In that case, any profit on the resale of those securities by them and any commissions they receive from us or the selling shareholders may be deemed to be underwriting discounts and commissions under the Securities Act.

        We or the selling shareholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders sell securities to underwriters, we and the selling shareholders will execute an underwriting agreement with them at the time of sale and we will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we or the selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Under agreements which we or the selling shareholders may enter into, underwriters, dealers, agents and other persons may be entitled to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act.

        Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to those rules, underwriters may engage in certain transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.

        Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        Neither we nor any underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus. In addition, neither we nor any underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

        We or the selling shareholders may authorize agents, underwriters, dealers or other persons acting as our or their agents to solicit offers by selected institutions to purchase offered securities which will be paid for and delivered on a future date. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of the jurisdiction to which the institution is subject.

        The securities offered through this prospectus (other than common shares and ADSs) will be new issues of securities with no established trading market. Underwriters and agents to whom we sell securities for public offering and sale may make a market in those securities, but those underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot offer any assurance as to the liquidity of the trading market for those securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered by this prospectus will not be listed on a securities exchange. Any of our common shares (in the form of ADSs) sold through a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. We cannot assure you that there will be an active trading market for the securities.

        Some of the underwriters or agents and their associates may engage in transactions with and perform services for us or the selling shareholders in the ordinary course of business.

EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC filing fee	$36,800
Accounting fees and expenses	15,000
Legal fees and expenses	100,000
Trustee's fees and expenses	10,000
Miscellaneous	8,200
Total	$170,000

        A statement of any additional expenses that may be incurred in connection with the issuance and distribution of the securities to which this prospectus relates, including any NASD filing fees, transfer agent's fees and expenses, printing and engraving expenses and any Luxembourg tax on increase of capital, will be provided in a prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we will bear all of the expenses allocable to the common shares (including ADSs representing common shares) sold for the selling shareholders' accounts, other than underwriters' discounts, commissions and transfer taxes.

VALIDITY OF SECURITIES

        Certain matters of U.S. federal and New York law relating to the securities offered through this prospectus will be passed upon by White & Case LLP, New York, New York. Certain matters of Luxembourg law will be passed upon by Elvinger, Hoss & Prussen, Luxembourg. Certain legal matters will be passed upon for any underwriters by Weil, Gotshal & Manges, London, England.

EXPERTS

        Our consolidated financial statements as of November 30, 2001 and 2000 and for the three years ended November 30, 2001, incorporated in this prospectus by reference to our Annual Report on Form 20-F/A for the year ended November 30, 2001, have been audited by Arthur Andersen, Glasgow, Scotland ("AAUK"), independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing in giving those reports.

        The financial statements of Mar Profundo Girassol as of December 31, 2001 and 2000 and for the two years ended December 31, 2001, incorporated in this prospectus by reference to our Annual Report on Form 20-F/A for the year ended November 30, 2001, have been audited by Barbier Frinault & Associés, Paris, France ("Barbier"), independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing and in giving those reports.

        Representatives of AAUK and Barbier are not available to consent to the incorporation by reference of their respective reports in this prospectus. As a result, in reliance upon Rule 437a under the Securities Act, we have not filed consents of AAUK or Barbier. Because these firms have not consented to the incorporation by reference of their respective reports in this prospectus, you will not be able to recover against AAUK or Barbier under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by them or any omissions to state a material fact required to be stated therein.

ANNEX A
Common Share Subscription Form

Stolt Offshore S.A. Public Offering May 2004	SUBSCRIPTION FORM (NOT FOR USE BY ADR HOLDERS)
For information regarding the share capital increase and corresponding terms for subscription, allotment and other information, reference is made to the Prospectus dated May 11, 2004 including appendices, regarding the public offering in Stolt Offshore S.A. In addition, such information may be obtained by addressing the company. Subscription of shares may take place from and including May 13th through May 25th 2004, at: ABG Sundal Collier Norge ASA, P.O. Box 1444 Vika, 0115 Oslo, Norway. Fax: + 47 22 01 60 62 or Pareto Securities ASA, P.O. Box 1411 Vika, 0115 Oslo, Norway. Fax: + 47 22 87 87 10 (together the "Receiving Agents"). The Subscription Form, correctly filled in, must be received no later than May 25, 2004 at 23:00 CET. The offer period may be extended one or more times at our discretion but will in no event expire later than 11:00 p.m. (Norwegian time) on June 1, 2004. Unless the subscription period is extended by the company, Subscription Forms that are received after this time may be disregarded.

Guidelines for the subscriber:
Holders of common shares in the company as of record (i.e., registered in the Norwegian Central Securities Depositary—the VPS) at the close of business on January 20, 2004 (the "Eligible Offerees"), are initially entitled to subscribe for and receive one new share for each share held as of such date ("Qualifying Shares"). However, such preferential right does not extend to Stolt-Nielsen S.A., investors in the private placement of 45,500,000 shares that we completed on February 13, 2004 and their respective affiliates. Such shareholders and other investors, not legally prevented, may nevertheless subscribe for shares in the offering, and may be allocated shares if and to the extent all the new shares offered in the offering have not been fully subscribed for by the Eligible Offerees. The Eligible Offerees may apply for more shares than their preferential rights entitle them to (oversubscription permitted). The subscription price is US$2.20 per share.
SPESIFICATION OF THE SUBSCRIPTION
By subscribing, the subscriber gives the Receiving Agents a one-time power of attorney to debit the countervalue in NOK of the allotted subscription amount, calculated based on the NOK/US$ exchange rate quoted by Norges Bank on the last day of the subscription period, expected to be May 25, 2004, from a given bank account held by the subscriber. The debiting of the account will take place on or about May 26, 2004, without any prior written notice. In the event that there are not sufficient funds in the account, the Receiving Agents and the Board of Directors in the company may disregard the allotment and sell the shares for the subscribers's account and risk. Any delayed payment will accrue an interest of 9.25 percent p.a. The Receiving Agents reserve the right to make up to three debits if there are insufficient funds on the account on the debiting date.
Subscriber's VPS-account no.	No. of Qualifying Shares	Subscribes for, number of shares	(For official use: Serial no.)
		Subscription price per share	Total amount to be paid (the countervalue in NOK of:)
>
		US$2.20=	US$

One-time power of attorney for debiting account (must be filled in):

I/we hereby gives a one-time power of attorney to the Receiving Agents for the direct debiting from my/our Norwegian bank account for the alloted amount (the countervalue in NOK of; number of alloted shares * US$2.20)	Bank account (11 digits)

The subscriber confirms that neither it, nor any of its affiliates participated in the private placement that Stolt Offshore S.A. completed on February 13, 2004 (TEXT MUST BE DELETED IF PARTICIPATING).

Place and date of subscription. Must be dated within the subscription period.	Binding signature. The subscriber must be of age. When signed per procura, documentation in the form of company certificate or power of attorney must be enclosed.
DETAILS RE SUBSCRIBER (REQUIRED INFORMATION)
Subscriber's VPS account no.	PLEASE NOTIFY THE REGISTRAR OF ANY CHANGES
Subscriber's first name
Subscriber's surname/firm etc.
Street address etc. (private subscribers; home address)
Postal code and area
Date of birth and national ID number
Dividends to be credited to bank account (11 digits)
Nationality
Telephone (at day time)/Telefax/e-mail

ANNEX B
ADS Subscription Form

Control No.:	No. of New ADSs Eligible for Purchase:
Name and Address of Registered Holder:

OFFERING OF NEW AMERICAN DEPOSITARY SHARES OF STOLT OFFSHORE S.A.
AT A PRICE OF $2.20 PER AMERICAN DEPOSITARY SHARE
ADS SUBSCRIPTION FORM

Stolt Offshore S.A. (the "Company") is offering (the "Offering") up to 29,900,000 new Common Shares with a par value of $2.00 per Common Share. The Company is extending the Offering (i) to holders in certain jurisdictions ("Eligible Offerees") of Common Shares and American Depositary Shares ("ADSs"), each representing one Common Share, evidenced by American Depositary Receipts ("ADRs"), registered as such at 5:59 p.m. (New York City time) on January 20, 2004 (the "Record Date"), whether or not such persons continue to hold Common Shares or ADSs, excluding Stolt-Nielsen S.A. ("SNSA"), investors in the private placement of Common Shares the Company completed on February 13, 2004 (the "Private Placement") and their respective affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

The Eligible Offerees who validly subscribe in the Offering will receive (i) one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit as of the Record Date and (ii) if and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these allocations to Eligible Offerees, the remaining Common Shares may be allocated to other subscribers (either in the form of Common Shares or ADSs), as provided in "The Offering—The Offering and Allocation" in the prospectus supplement relating to the Offering, dated May 11, 2004 (the "Prospectus Supplement").

Each subscriber should read the Prospectus Supplement provided with this subscription form for new ADSs (the "ADS Subscription Form") for a complete description of the Offering. Terms not defined herein shall have the meaning given to them in the Prospectus Supplement. The undersigned holder of existing ADSs, evidenced by existing ADRs issued under the Amended and Restated Deposit Agreement, dated July 2, 2002, by and among the Company, Citibank, N.A., in its capacity as Depositary ("Citibank"), hereby provides to Citibank the following instructions in connection with the Offering.

If you do not indicate below the number of new ADSs subscribed for or if you indicate a number of new ADSs which does not correspond to the amount delivered to Citibank, you will be deemed to have subscribed for the maximum number of new ADSs that may be purchased with the amount delivered to Citibank.

TO SUBSCRIBE FOR NEW ADSs IN THE OFFERING, YOU MUST COMPLETE THIS ADS SUBSCRIPTION FORM AND DELIVER THE COMPLETED AND SIGNED ADS SUBSCRIPTION FORM TOGETHER WITH THE TOTAL PAYMENT DUE (AS DEFINED HEREIN) TO CITIBANK BY 5:00 P.M. (NEW YORK CITY TIME) ON MAY 25, 2004 AT ONE OF THE FOLLOWING ADDRESSES:

By Mail: CITIBANK N.A. Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Hand: CITIBANK N.A. c/o Securities Transfer and Reporting Services, Inc. Attn: Corporate Actions 100 Williams Street—Galleria New York, New York 10038	By Overnight Courier: CITIBANK NA. Corporate Actions 161 Bay State Drive Braintree, MA 02184

The Total Payment Due is payable in U.S. Dollars by means of certified check payable to "Citibank N.A."

Delivery of this ADS Subscription Form and the Total Payment Due to an address other than as set forth above will not constitute a valid delivery. Please read the Instructions for Subscription for new ADSs accompanying this ADS Subscription Form before the ADS Subscription Form is completed and returned to the ADS Subscription Agent.

If you have any questions or require any additional information regarding the ADS Subscription Form, contact Morrow & Co., Inc., the Information Agent, using the address set forth on the back cover of the Prospectus Supplement.

The ADS Subscription Agent has discretion to refuse to accept any improperly completed, delivered or executed ADS Subscription Form.

THE OFFERING HAS BEEN REGISTERED ONLY UNDER THE FEDERAL SECURITIES LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE ADSs OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH ADSs ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

1. Complete the following certifications, if applicable:
Eligible Offeree Certification	TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

The undersigned hereby certifies that it was a beneficial owner of ADSs carried by you in the account of the undersigned as of the Record Date and neither it nor its affiliates subscribe for the Company's Common Shares in the Private Placement described above.
        Signature:
        Full Name:
Date:	I hereby certify that the foregoing purchase of new ADSs has been effected in accordance with the applicable laws of the jurisdiction in which I reside. Name: Signature: Date:

(Joint owners should each sign. If signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary capacity or representative capacity, please set forth full title of official capacity. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.)

2.    The registered holder named on the front of this ADS Subscription Form subscribes for new Common Shares in the form of new ADSs as follows:

A.	1.	Number of new ADSs subscribed for (not to exceed the number of new ADSs eligible for purchase as indicated above)
	2.	Number of additional new ADSs subscribed for per the oversubscription as described above
	3.	Total new ADSs to be delivered (sum of lines A.1 and A.2)
B.	The "Total Payment Due" is US$2.20 per new ADS subscribed and is calculated as follows:
	1.	Total new ADSs to be delivered (The number in A.3)
	2.	U.S. dollar subscription price per new ADS	US$2.20 per new ADS
	3.	Total Payment Due (The number in B.1 multiplied by the number in B.2)	US$

3.    Signature

I hereby irrevocably subscribe for the number of new ADSs included in A.3 above.

                Name:
                Signature:
                Date:
                Daytime Telephone:

 4.  Special Issuance Instructions
New ADSs will be issued in the name shown on the FRONT of this ADS Subscription Form unless otherwise instructed below. If the New ADSs are to be registered in the name of persons other than the person identified on the FRONT of this ADS Subscription Form, a Medallion Signature Guarantee will be required below.
Issue to:
Name:
Address:
City/State/Zip
Medallion Guarantee:

5.  Special Delivery Instructions
New ADSs will be mailed to the person and address shown on the FRONT of this ADS Subscription Form unless otherwise instructed below
Deliver to:
Name:
Address:
City/State/Zip:

PAYER'S NAME: CITIBANK N.A.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—Please provide your taxpayer identification number ("TIN") below and certify by signing and dating below: Social Security Number or TIN	Part 2—For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

Payer's Request For Taxpayer Identification Number ("TIN")	Part 3—Certification Under penalties of perjury, I certify that:
	1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
	2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
	3.	I am a U.S. person (including a U.S. resident alien).
Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on our tax return.
Signature:	Date:

  NOTE:
  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF THE APPROPRIATE PERCENTAGE OF ANY AMOUNTS PAID TO YOU WITH RESPECT TO THE ADRs.

The Information Agent is:
Morrow & Co., Inc.

You may obtain information from the
Information Agent as follows:

445 Park Avenue, 5th Avenue
New York, New York 10022
(212) 754-8000

Holders, please call toll free: (800) 607-0888
Banks and Brokerage Firms, please call: (800) 654-2468
Email: sosa.info@morrowco.com

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STOLT OFFSHORE S.A. 29,900,000 Common Shares $2.20 per share
CERTAIN RESTRICTIONS
FORWARD-LOOKING STATEMENTS
TABLE OF CONTENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SUMMARY
THE OFFERING
EXPECTED TIMETABLE
RISK FACTORS
THE COMPANY
BACKGROUND TO THE OFFERING
THE OFFERING
USE OF PROCEEDS
PRICE RANGE OF COMMON SHARES
EXCHANGE RATE INFORMATION
CAPITALIZATION
TAXATION
PLAN OF DISTRIBUTION
COSTS AND EXPENSES RELATED TO THE OFFERING
EXPERTS
STOLT OFFSHORE S.A.
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
LIMITATIONS ON ENFORCEMENT OF CIVIL LIABILITIES
STOLT OFFSHORE
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS RELATING TO COMMON SHARES
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
EXPENSES OF ISSUANCE AND DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
ANNEX A Common Share Subscription Form
ANNEX B ADS Subscription Form